AGREEMENT AND PLAN OF MERGER


                                      among


                            PHELPS DODGE CORPORATION

                                 AAV CORPORATION

                                       and

                               ASARCO INCORPORATED







                           Dated as of October 5, 1999


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                                TABLE OF CONTENTS

                                                                            Page

                                    ARTICLE I

                                THE ASARCO OFFER

Section 1.1        The ASARCO Offer..........................................2
Section 1.2        ASARCO Elections..........................................3
Section 1.3        ASARCO Action.............................................5
Section 1.4        Directors.................................................6

                                   ARTICLE II

                           THE ASARCO MERGER; CLOSING

Section 2.1        The ASARCO Merger.........................................7
Section 2.2        Closing...................................................7
Section 2.3        Effective Time............................................8
Section 2.4        Effects of the ASARCO Merger..............................8
Section 2.5        Directors and Officers....................................8

                                   ARTICLE III

                   EFFECT OF THE ASARCO MERGER ON THE STOCK OF
                        ASARCO; EXCHANGE OF CERTIFICATES

Section 3.1        Effect on ASARCO Stock and SubA Stock.....................9
Section 3.2        Exchange of Certificates.................................11

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

Section 4.1        Organization, Qualification, Etc.........................15
Section 4.2        Capital Stock............................................17
Section 4.3        Corporate Authority Relative to this Agreement...........18

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Section 4.4        Non-Contravention; Consents and Approvals.................19
Section 4.5        Reports and Financial Statements..........................20
Section 4.6        Environmental Matters.....................................21
Section 4.7        Employee Benefit Plans; ERISA.............................23
Section 4.8        Information Statement; Registration Statement; Other
                    Information..............................................27
Section 4.9        ASARCO Rights Plan........................................27
Section 4.10       Tax Matters...............................................28
Section 4.11       Opinion of Financial Advisors.............................29
Section 4.12       Required Vote.............................................30
Section 4.13       Absence of Certain Changes................................30
Section 4.14       No Undisclosed Material Liabilities.......................32
Section 4.15       Labor Relations...........................................32
Section 4.16       No Prior Activities.......................................32

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

Section 5.1        Conduct of Business Pending the Effective Time............33
Section 5.2        Investigation.............................................35
Section 5.3        Shareholder Approvals and Other Cooperation...............36
Section 5.4        Affiliate Agreements......................................39
Section 5.5        ASARCO Employee Stock Options, Incentive and Benefit
                    Plans....................................................39
Section 5.6        Filings; Other Action.....................................41
Section 5.7        Further Assurances........................................43
Section 5.8        Takeover Statute..........................................43
Section 5.9        No Solicitation by ASARCO.................................43
Section 5.10       Public Announcements......................................45
Section 5.11       Indemnification and Insurance.............................45
Section 5.12       Accountants' "Comfort" Letters............................46
Section 5.13       Additional Reports........................................46
Section 5.14       Disclosure Schedule Supplements...........................47
Section 5.15       Certain Litigation........................................47
Section 5.16       Shareholder Litigation....................................47
Section 5.17       Section 16(b).............................................47
Section 5.18       Change of Control Agreements..............................48

                                   ARTICLE VI

                         CONDITIONS TO THE ASARCO MERGER

Section 6.1        Conditions to Each Party's Obligation to Effect the
                    ASARCO Merger............................................48

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

Section 7.1        Termination or Abandonment................................49
Section 7.2        Termination by Parent.....................................50
Section 7.3        Termination by ASARCO.....................................50
Section 7.4        Effect of Termination.....................................50
Section 7.5        Termination Fee. .........................................51
Section 7.6        Amendment or Supplement...................................51
Section 7.7        Extension of Time, Waiver, Etc............................52

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1        No Survival of Representations and Warranties.............52
Section 8.2        Expenses..................................................52
Section 8.3        Counterparts; Effectiveness...............................53
Section 8.4        Governing Law.............................................53
Section 8.5        Notices...................................................53
Section 8.6        Assignment; Binding Effect................................54
Section 8.7        Severability..............................................54
Section 8.8        Enforcement of Agreement..................................54
Section 8.9        Entire Agreement; Third-Party Beneficiaries...............55
Section 8.10       Headings..................................................55
Section 8.11       Definitions...............................................55
Section 8.12       Finders or Brokers........................................55

                                LIST OF EXHIBITS

          Exhibit A -       Form of ASARCO Affiliate Letter

                             INDEX OF DEFINED TERMS

Defined Term                                                        Section

affiliates.............................................................8.11
Aggregate ASARCO Merger Cash Consideration........................3.1(b)(i)
Aggregate ASARCO Merger Stock Consideration.....................3.1(b)(iii)
Agreement......................................................Introduction
Antitrust Laws....................................................5.6(b)(i)
ASARCO.........................................................Introduction
ASARCO Acquisition Agreement.........................................5.9(b)
ASARCO Award.........................................................5.5(b)
ASARCO Board.........................................................1.3(a)
ASARCO Cash Consideration......................................Introduction
ASARCO Cash Election Shares..........................................1.2(a)
ASARCO Cash Proration Factor......................................1.2(b)(i)
ASARCO Certificates..................................................3.1(b)
ASARCO Common Stock..................................................1.1(a)
ASARCO Designees.....................................................1.4(a)
ASARCO Disclosure Schedule.......................................Article IV
ASARCO Employees.....................................................5.5(e)
ASARCO Indemnified Parties..........................................5.11(a)
ASARCO Incorporated..................................................2.4(b)
ASARCO Maximum Cash Consideration....................................1.2(b)
ASARCO Maximum Stock Consideration...................................1.2(c)
ASARCO Merger........................................................2.1(a)
ASARCO Merger Cash Amount........................................3.1(b)(ii)
ASARCO Merger Consideration..........................................3.1(b)
ASARCO Merger Exchange Ratio.........................................3.1(b)
ASARCO Merger Stock Amount.......................................3.1(b)(iv)
ASARCO Non Electing Proration Factor............................1.2(d)(iii)
ASARCO Non Electing Shares...........................................1.2(a)
ASARCO Notice........................................................5.9(a)
ASARCO Offer...................................................Introduction
ASARCO Option Plans..................................................5.5(a)
ASARCO Policy.......................................................5.11(b)
ASARCO SAR...........................................................5.5(a)
ASARCO Shareholder Approval.........................................4.12(b)
ASARCO Shareholders Meeting.....................................5.3(c)(iii)


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



ASARCO Stock Consideration.........................................Introduction
ASARCO Stock Election Shares.............................................1.2(a)
ASARCO Stock Options.....................................................5.5(a)
ASARCO Stock Proration Factor.........................................1.2(c)(i)
ASARCO Surviving Corporation.............................................2.1(a)
ASARCO Takeover Proposal.................................................5.9(a)
ASARCO Termination Fee......................................................7.5
CERCLA...................................................................4.6(d)
Certificates.............................................................2.2(c)
Closing.....................................................................2.2
Closing Date................................................................2.2
Code...............................................................Introduction
Combination........................................................Introduction
Common Shares Trust.................................................3.2(e)(iii)
control....................................................................8.11
Current Representing Party Group........................................4.10(a)
DGCL.....................................................................2.1(a)
Effective Time..............................................................2.3
Employee Benefit Plan.................................................4.7(g)(i)
Encumbrance..............................................................4.1(c)
Environmental Claim...................................................4.6(d)(i)
Environmental Law....................................................4.6(d)(ii)
Environmental Permits....................................................4.6(a)
ERISA...............................................................4.7(g)(iii)
ERISA Affiliate......................................................4.7(g)(iv)
Excess Shares........................................................3.2(e)(ii)
Exchange Act.............................................................1.3(b)
Exchange Agent...........................................................3.2(a)
Exchange Fund............................................................3.2(a)
Expiration Date..........................................................1.1(a)
Foreign Plan.........................................................4.7(g)(ii)
GAAP...............................................................Introduction
Governmental Entity......................................................4.4(a)
Hazardous Materials.................................................4.6(d)(iii)
HSR Act...............................................................5.6(b)(i)
interested shareholder...................................................4.3(b)
IRS......................................................................4.7(b)
Information Statement.......................................................4.8
Law......................................................................4.4(a)


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


Material Adverse Effect.............................................4.1(a)
Minimum Condition...................................................1.1(a)
Multiemployer Plan..................................................4.7(a)
NJBCA...............................................................2.1(a)
NYSE............................................................3.2(e)(ii)
Offer Documents.....................................................1.1(a)
Parent........................................................Introduction
Parent Certificates.................................................3.2(a)
Parent Common Stock.................................................1.1(a)
Parent Disclosure Schedule......................................Article IV
Parent Shareholder Approval........................................4.12(a)
Parent Shareholders Meeting.....................................5.3(c)(ii)
Past Representing Party Group......................................4.10(a)
person................................................................8.11
Phelps Dodge Proxy Statement....................................5.3(c)(ii)
Plan...........................................................4.7(g)(iii)
Registration Statement...........................................5.3(a)(i)
Representing Party..............................................Article IV
Representing Party Affiliated Group................................4.10(a)
Representing Party Agreements.......................................4.4(a)
Representing Party's Disclosure Schedule........................Article IV
Required Statutory Approvals........................................4.4(b)
Required Third Party Consents.......................................4.4(b)
Schedule 14d-1.........................................................4.8
Schedule 14d-9......................................................1.3(b)
SEC.................................................................4.5(a)
SEC Reports............................................................4.5
Securities Act.........................................................4.5
Share Issuance......................................................4.3(a)
Significant Subsidiaries..............................................8.11
SubA..........................................................Introduction
Subsidiaries..........................................................8.11
Tax Certificates.................................................5.3(a)(v)
Tax Return............................................................4.10
Taxes.................................................................4.10
Termination Date.......................................................5.1

                   THIS AGREEMENT AND PLAN OF MERGER, dated as of October 5, 1999 (the "Agreement"), among PHELPS DODGE CORPORATION, a New York corporation ("Parent"), AAV CORPORATION, a Delaware corporation ("SubA") and ASARCO INCORPORATED, a New Jersey corporation ("ASARCO");

                   WHEREAS, Parent and ASARCO desire to combine their respective businesses upon the terms and subject to the conditions in this Agreement (the "Combina tion");

                   WHEREAS, (i) Parent is a corporation organized and existing under the laws of the State of New York; and (ii) ASARCO is a corporation organized and existing under the laws of the State of New Jersey;

                   WHEREAS, Parent has formed SubA, a wholly owned subsidiary of Parent, and all the outstanding capital stock of SubA is owned by Parent;

                   WHEREAS, the Board of Directors of each of Parent and ASARCO deems it advisable and in the best interests of their shareholders to effect the Combination by causing ASARCO to become a subsidiary of Parent pursuant to the ASARCO Merger as provided for in this Agreement;

                   WHEREAS, in furtherance of the Combination, Parent has caused SubA to commence an exchange offer, which Parent shall cause SubA to amend in accordance with the terms of this Agreement (as so amended, the "ASARCO Offer") to acquire all of the issued and outstanding shares of ASARCO Common Stock, for either $29.50 per share, net to the seller in cash, without interest (the "ASARCO Cash Consideration") or 0.50266 of a share of Parent Common Stock (the "ASARCO Stock Consideration"), subject to the election and proration provisions of this Agreement and to the terms and conditions of this Agreement and the ASARCO Offer;

                   WHEREAS, the parties desire to make certain representations, warranties, covenants and agreements in connection with the Combination and also to prescribe various conditions to the Combination;

                   WHEREAS, for U.S. federal income tax purposes, it is intended that the ASARCO Merger will qualify as a transaction described in Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

                   WHEREAS, for financial accounting purposes, it is intended that the transactions contemplated by this Agreement will be accounted for as a purchase transaction in accordance with United States generally accepted accounting principles ("GAAP"); and

                   WHEREAS, the Agreement and Plan of Merger, dated as of July 15, 1999, as amended as of September 27, 1999, among Asarco Cyprus Incorporated, a Delaware corporation, ACO Acquisition Corp., a New Jersey corporation, CAM Acquisition Corp., a Delaware corporation, ASARCO and Cyprus Amax Minerals Company, a Delaware corporation, has been terminated.

                   NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and fully intending to be legally bound hereby, the parties agree as follows:

                                    ARTICLE I

                                THE ASARCO OFFER

                   Section 1.1 The ASARCO Offer. (a) As promptly as practicable (but in no event later than five business days after the public announcement of the transactions contemplated by this Agreement), Parent shall amend the ASARCO Offer to reflect the existence of this Agreement and amend the conditions to the ASARCO Offer in accordance herewith. The expiration date of the ASARCO Offer shall be either (i) the initial expiration date of the ASARCO Offer as set forth in the Schedule 14D-1 or (ii) the tenth business day from and after the date the ASARCO Offer is amended to provide for the purchase of all of the outstanding shares of ASARCO Common Stock in accordance with the terms hereof (the "Expiration Date"), as soon as it is legally permitted under applicable Law. The ASARCO Offer shall be made pursuant to a supplement to Parent's Offer to Purchase dated September 22, 1999 and related letter of transmittal (together with any supplements or amendments thereto, collectively the "Offer Documents") containing the terms and conditions set forth in this Agreement and in form reasonably satisfactory to ASARCO. The obligation of Parent to accept for payment and pay for the shares of common stock, no par value, of ASARCO (the "ASARCO Common Stock") tendered pursuant to the ASARCO Offer shall be subject to the condition (the "Minimum Condition") that at least the number of shares of ASARCO Common Stock that when added to the ASARCO Common Stock already owned by Parent shall constitute 80% of then outstanding ASARCO Common Stock on a fully diluted basis shall have been validly tendered and not withdrawn prior to the expiration of the ASARCO Offer and also shall be subject to the satisfaction of the other


                                       2
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conditions set forth in Annex A hereto. Parent expressly reserves the right to waive any such condition (other than the Minimum Condition, the Phelps Dodge Stockholder Approval Condition and the condition relating to the effectiveness of the Registration Statement), to increase the consideration per share of ASARCO Common Stock payable in the ASARCO Offer, and to make any other changes in the terms and conditions of the ASARCO Offer, provided however, that no change may be made which decreases the consideration per share of ASARCO Common Stock payable in the ASARCO Offer or which reduces the maximum number of shares of ASARCO Common Stock to be acquired in the ASARCO Offer or which imposes conditions to the ASARCO Offer in addition to those set forth in Annex A hereto. Notwithstanding the foregoing, Parent shall extend the ASARCO Offer at any time up to March 31, 2000 for one or more periods of not more than 10 business days, if at the Expiration Date of the ASARCO Offer, or any extension thereof, any of the conditions on Annex A is not satisfied or waived; provided, however, if all of the conditions to the ASARCO Offer are satisfied or waived but the number of shares of ASARCO Common Stock tendered is 85% or more, but less than 90%, of the then outstanding number of shares of ASARCO Common Stock then Parent may extend the ASARCO Offer for an aggregate period of not more than three business days beyond the Expiration Date. The ASARCO Cash Consideration shall, subject to applicable withholding of taxes, be net to the seller in cash, upon the terms and subject to the conditions of the ASARCO Offer. Subject to the terms and conditions of the ASARCO Offer, Parent shall accept for payment and pay the ASARCO Cash Consideration and issue shares of common stock, par value $6.25 per share, of Parent (the "Parent Common Stock") in payment of the ASARCO Stock Consideration, as promptly as practicable after expiration of the ASARCO Offer, for all shares of ASARCO Common Stock validly tendered and not withdrawn.

                   Section 1.2 ASARCO Elections.

                   (a) Subject to Sections 1.2(b), (c) and (d) below, each holder of ASARCO Common Stock shall be entitled, with respect to each share of ASARCO Common Stock held by such holder, to elect to receive either the ASARCO Cash Consideration or the ASARCO Stock Consideration. Shares of ASARCO Common Stock that are validly tendered and not withdrawn and (i) covered by elections to receive the ASARCO Cash Consideration are referred to herein as "ASARCO Cash Election Shares", (ii) covered by elections to receive the ASARCO Stock Consideration are referred to herein as "ASARCO Stock Election Shares", and
(iii) not covered by a valid election to receive either the ASARCO Cash Consideration or the ASARCO Stock Consideration are referred to herein as "ASARCO Non Electing Shares".


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

                   (b) Excess of Cash Elections. If the aggregate ASARCO Cash Consideration elected in respect of all ASARCO Cash Election Shares exceeds $14.75 multiplied by the total number of shares of ASARCO Common Stock outstanding immediately prior to closing of the ASARCO Offer (the "ASARCO Maximum Cash Consideration"), the following will occur:

          (i) Each ASARCO Cash Election Share will be exchanged in the ASARCO Offer for (A) $29.50 multiplied by a fraction (the "ASARCO Cash Proration Factor"), the numerator of which is the ASARCO Maximum Cash Consideration and the denominator of which is the number of ASARCO Cash Election Shares multiplied by $29.50, and (B) a number of shares of Parent Common Stock equal to 0.50266 multiplied by l minus the ASARCO Cash Proration Factor.

          (ii) Each ASARCO Stock Election Share and each ASARCO Non Electing Share will be exchanged for 0.50266 of a share of Parent Common Stock.

                   (c) Excess of Stock Elections. If the aggregate ASARCO Stock Consideration elected in respect of all ASARCO Stock Election Shares exceeds
0.25133120 multiplied by the total number of shares of ASARCO Common Stock outstanding immediately prior to closing of the ASARCO Offer (the "ASARCO Maximum Stock Consideration"), the following will occur:

          (i) Each ASARCO Stock Election Share will be exchanged in the ASARCO Offer for (A) a number of shares of Parent Common Stock equal to
          0.50266 multiplied by a fraction (the "ASARCO Stock Proration Factor"), the numerator of which is the ASARCO Maximum Stock Consideration and the denominator of which is the number of ASARCO Stock Election Shares multiplied by 0.50266, and (B) cash in an amount equal to $29.50 multiplied by 1 minus the ASARCO Stock Proration Factor.

          (ii) Each ASARCO Cash Election Share and each ASARCO Non Electing Share will be exchanged for $29.50, without interest.

                   (d) No Excess of Cash or Stock Elections. In the event that neither Section 1.2(b) or 1.2(c) above is applicable, the following will occur:

          (i) Each ASARCO Cash Election Share will be exchanged for $29.50 in cash without interest.


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

          (ii) Each ASARCO Stock Election Share will be exchanged for 0.50266 of a share of Parent Common Stock.

          (iii) Each ASARCO Non Electing Share will be exchanged for (A) an amount in cash without interest equal to $29.50 multiplied by a fraction (the "ASARCO Non Electing Proration Factor"), the numerator of which is the difference between the ASARCO Cash Number less the number of ASARCO Cash Election Shares and the denominator of which is the number of ASARCO Non Electing Shares; and (B) a number of shares of Parent Common Stock equal to 0.50266 multiplied by 1 minus the ASARCO Non Electing Proration Factor. For purposes of this Section 1.2(d), the ASARCO Cash Number is determined by dividing the ASARCO Maximum Cash Consideration by $29.50.

                   Section 1.3 ASARCO Action.

                   (a) ASARCO hereby approves of and consents to the ASARCO Offer and represents that (i) the Board of Directors of ASARCO (the "ASARCO Board"), at a meeting duly called and held on October 5, 1999, has unanimously
(A) determined that this Agreement and the transactions contemplated hereby, including each of the ASARCO Offer and the ASARCO Merger, are fair to and in the best interests of the holders of ASARCO Common Stock, (B) approved and adopted this Agreement and the transactions contem plated hereby and (C) recommended that the shareholders of ASARCO accept the ASARCO Offer and approve and adopt this Agreement and the transactions contemplated hereby, and (ii) Credit Suisse First Boston Corporation has delivered to the Board an opinion that the consideration to be received by the holders of ASARCO Common Stock pursuant to each of the ASARCO Offer and the ASARCO Merger is fair to the holders of ASARCO Common Stock from a financial point of view. ASARCO hereby consents to the inclusion in the Offer Documents of the recommendation of the ASARCO Board described in the immediately preceding sentence, subject to Section 5.9(b). ASARCO has been advised by each of its directors and executive officers that they intend either to tender all shares of ASARCO Common Stock beneficially owned by them to Parent pursuant to the ASARCO Offer or to vote such shares of ASARCO Common Stock in favor of the approval and adoption by the stockholders of ASARCO of this Agreement and the transactions contemplated hereby.

                   (b) As soon as reasonably practicable after the date hereof, ASARCO shall file with the SEC an amendment to its Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D- 9") containing, subject to Section 5.9, the recommendation of the ASARCO Board described in Section 1.3(a) and shall disseminate the Schedule 14D-9 to the extent

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required by Rule 14D-9 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and any other applicable federal securities laws. ASARCO and Parent agree to correct promptly any information provided by either of them for use in the Schedule 14D-9 which shall have become false or misleading, and ASARCO further agrees to take all steps necessary to cause the
Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of ASARCO Common Stock, in each case as and to the extent required by applicable federal securities laws.

                   Section 1.4 Directors. (a) Promptly upon the purchase of and payment for shares of ASARCO by Parent or any of its Subsidiaries which represent at least a majority of the outstanding shares of ASARCO Common Stock (on a fully diluted basis) pursuant to the ASARCO Offer, Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the ASARCO Board as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of shares of ASARCO Common Stock beneficially owned by SubA, Parent and any other wholly-owned subsidiary of Parent bears to the total number of shares of ASARCO Common Stock then outstanding. ASARCO shall, upon request of SubA, use all reasonable efforts promptly either to increase the size of its Board of Directors or, at ASARCO's election, secure the resignations of such number of its incumbent directors as is necessary to enable Parent's designees to be so elected to the ASARCO Board, and shall cause Parent's designees to be so elected. Notwithstanding the foregoing, until the Effective Time, ASARCO shall retain as members of its Board of Directors at least two directors who are directors of ASARCO on the date hereof (the "ASARCO Designees"); provided, that subsequent to the purchase of and payment for shares of ASARCO Common Stock pursuant to the ASARCO Offer, Parent shall always have its designees represent at least a majority of the entire Board of Directors. ASARCO's obligations under this Section 1.4(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. ASARCO shall promptly take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this Section 1.4(a), including mailing to shareholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the ASARCO Board of Directors. Parent or SubA will supply ASARCO any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1.

                   (b) From and after the time, if any, that Parent's designees constitute a majority of the ASARCO Board, any amendment of this Agreement, any termination of this Agreement by ASARCO, any extension of time for performance of any of the obligations of Parent or SubA hereunder, any waiver of any condition or any of

ASARCO's rights hereunder or other action by ASARCO hereunder may be effected only by the action of a majority of the directors of ASARCO then in office who were directors of ASARCO on the date hereof, which action shall be deemed to constitute the action of the full Board of Directors; provided, that if there shall be no such directors, such actions may be effected by majority vote of the entire ASARCO Board.


                                   ARTICLE II

                           THE ASARCO MERGER; CLOSING

                   Section 2.1  The ASARCO Merger.

                   (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New Jersey Business Corporation Act (the "NJBCA") and the Delaware General Corporation Law ("DGCL"), SubA shall merge with ASARCO (the "ASARCO Merger") at the Effective Time. SubA shall be the surviving corporation in the ASARCO Merger (the "ASARCO Surviving Corporation"). From and after the Effective Time, the identity and separate existence of ASARCO shall cease.

                   (b) In connection with the ASARCO Merger, Parent shall reserve a sufficient number of shares of Parent Common Stock prior to the ASARCO Merger, to permit the issuance of shares of Parent Common Stock (i) to the holders of ASARCO Common Stock, as of the Effective Time in accordance with the terms of this Agreement, and (ii) upon the exercise of ASARCO Stock Options being assumed by Parent in accordance with Section 5.5 hereof.

                   Section 2.2 Closing. The closing of the ASARCO Merger (the "Closing") will take place at 10:00 a.m. local time on the day following the later of the Parent Shareholders Meeting and the ASARCO Shareholders Meeting (the "Closing Date"), but shall in no event be later than the second business day after satisfaction or waiver of the conditions set forth in Article VI unless another time or date is agreed to by the parties hereto. The Closing will be held at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, NY, unless another place is agreed to by the parties hereto.

                   Section 2.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, (i) SubA and ASARCO shall file with the Secretary of State of the State of New Jersey a certificate of merger duly completed and executed in accordance with the relevant provisions of the NJBCA and shall make all other filings or recordings required under the NJBCA in order to effect the ASARCO Merger and (ii) SubA shall file with the Secretary of State of the State of Delaware a certificate of merger duly completed and executed in accordance with the relevant provisions of the DGCL in order to effect the ASARCO Merger. The ASARCO Merger shall become effective at the actual time of the filing of both such certificates of merger, or of the later to be filed of such certificates of merger, or at such other later time as is reasonably specified in the certificates of merger (the time at which ASARCO Merger has become fully effective being hereinafter referred to as the "Effective Time").

                   Section 2.4 Effects of the ASARCO Merger.

                   (a) NJBCA and DGCL . The ASARCO Merger shall have the effects set forth in Section 14A:10-6 of the NJBCA and Section 259 of the DGCL.

                   (b) Name of Surviving Corporation. The name of the ASARCO Surviving Corporation from and after the Effective Time shall be "ASARCO Incorporated" until changed or amended in accordance with applicable Law.

                   (c) Charter Documents. At the Effective Time the Certificate of Incorporation and the Bylaws of SubA, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation and Bylaws, respectively, of the ASARCO Surviving Corporation.

                   Section 2.5 Directors and Officers. The directors of SubA at the Effective Time shall be the directors of the ASARCO Surviving Corporation until the next annual meeting of shareholders of ASARCO (or their earlier resignation or removal) and until their respective successors are duly elected and qualified, as the case may be. The officers of SubA at the Effective Time shall be the officers of the ASARCO Surviving Corporation, until their respective successors are duly appointed.


                                   ARTICLE III

                   EFFECT OF THE ASARCO MERGER ON THE STOCK OF
                        ASARCO; EXCHANGE OF CERTIFICATES

                   Section 3.1 Effect on ASARCO Stock and SubA Stock. As of the Effective Time, by virtue of the ASARCO Merger and without any action on the part of SubA, ASARCO or the holders of any securities of SubA or ASARCO:

                   (a) Cancellation of Treasury Stock and Parent Owned Stock. Each share of ASARCO Common Stock that is owned directly by ASARCO or any of its Subsidiaries or by Parent or any of its Subsidiaries (but not including any such shares owned by employees or employee benefit or pension plans) shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                   (b) Conversion of ASARCO Common Stock. Each issued and outstanding share of ASARCO Common Stock (other than shares to be cancelled in accordance with Section 3.1(a)) shall be converted into the ASARCO Stock Consideration, the ASARCO Cash Consideration or a combination thereof, in each case determined pursuant to this Section 3.1(b) (such consideration being referred to herein as the "ASARCO Merger Consideration"). If Section 1.2(b) is applicable to the ASARCO Offer, each outstanding share of ASARCO Common Stock will be converted in the ASARCO Merger into the right to receive the ASARCO Stock Consideration. If Section 1.2(c) is applicable to the ASARCO Offer, each outstanding share of ASARCO Common Stock will be converted in the ASARCO Merger into the right to receive the ASARCO Cash Consider ation. If neither Section 1.2(b) nor Section 1.2(c) is applicable, each outstanding share of ASARCO Common Stock will be converted in the ASARCO Merger into (A) an amount of cash equal to the ASARCO Merger Cash Amount, without interest, and (B) a number of shares of Parent Common Stock equal to the ASARCO Merger Stock Amount. The ASARCO Merger Cash Amount and the ASARCO Merger Stock Amount will be determined as follows:

          (i) The aggregate amount of ASARCO Cash Consideration actually paid in the ASARCO Offer will be subtracted from the Total ASARCO Available Cash to determine the amount of cash available to be paid in the ASARCO Merger (the "Aggregate ASARCO Merger Cash Consideration"). For purposes of this Section, Total ASARCO Available Cash equals (A) the number of shares exchanged in the ASARCO Offer plus the number of shares of ASARCO Common Stock to be converted in the ASARCO Merger, multiplied by (B) $14.75.

          (ii) The Aggregate ASARCO Merger Cash Consideration will be divided by the number of shares of ASARCO Common Stock to be converted in the ASARCO Merger, to determine the amount of cash consideration to be paid in respect of each such share of ASARCO Common Stock in the ASARCO Merger (the "ASARCO Merger Cash Amount").

          (iii) The aggregate number of shares of Parent Common Stock actually issued as ASARCO Stock Consideration in the ASARCO Offer will be subtracted from the Total ASARCO Available Stock to determine the number of shares of Parent Common Stock available to be paid in the ASARCO Merger (the "Aggregate ASARCO Merger Stock Consideration"). For purposes of this Section, Total ASARCO Available Stock equals (A) the number of shares of ASARCO Common Stock exchanged in the ASARCO Offer plus the number of shares of ASARCO Common Stock to be converted in the ASARCO Merger, multiplied by (B) 0.25133120.

          (iv) The Aggregate ASARCO Merger Stock Consideration will be divided by the number of shares of ASARCO Common Stock to be converted in the ASARCO Merger, to determine the number of shares of Parent Common Stock to be issued in respect of each such share of ASARCO Common Stock in the ASARCO Merger (the "ASARCO Merger Stock Amount").

         As of the Effective Time, all such shares of ASARCO Common Stock shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of ASARCO Common Stock (the "ASARCO Certificates") shall cease to have any rights with respect thereto, except the right to receive (x) the ASARCO Merger Consideration, (y) certain dividends and other distributions in accordance with
Section 3.2(c), and (z) cash in lieu of fractional shares of Parent Common Stock in accordance with Section 3.2(e), without interest.

                   (c) Conversion of Common Stock of SubA. Each issued and outstanding share of common stock, par value $.01 per share, of SubA shall be converted into one fully paid and nonassessable share of common stock of the ASARCO Surviving Corporation.

                   Section 3.2  Exchange of Certificates.

                   (a) Exchange Agent. As of the Effective Time, Parent shall enter into an agreement with a bank or trust company designated by it and reasonably satisfactory to ASARCO (the "Exchange Agent"), which shall provide that Parent shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of ASARCO Common Stock for exchange in accordance with this Article III, through the Exchange Agent, (i) cash in the amount required to be exchanged for ASARCO Common Stock pursuant to Section 3.1(b) and (ii) certificates ("Parent Certificates") representing the number of whole shares of Parent Common Stock issuable pursuant to

Section 3.1(b) in exchange for outstanding shares of ASARCO Common Stock (such cash and shares of Parent Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of Parent Common Stock being hereinafter referred to as the "Exchange Fund").

                   (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of an ASARCO Certificate whose shares were converted into the ASARCO Merger Consideration pursuant to Section 3.1(b), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the ASARCO Certificates shall pass, only upon delivery of the ASARCO Certificates to the Exchange Agent and shall be in such form and have such other provisions as ASARCO and Parent may reasonably specify), and (ii) instructions for use in effecting the surrender of the ASARCO Certificates in exchange for the ASARCO Merger Consideration. Upon surrender of an ASARCO Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such ASARCO Certificate shall be entitled to receive in exchange therefor (i) a check in the amount equal to the cash, if any, which such holder has the right to receive pursuant to the provisions of this Article III and (ii) a Parent Certificate representing that number of whole shares of Parent Common Stock, if any, which such holder has the right to receive pursuant to the provisions of this Article III, certain dividends or other distributions in accordance with Section 3.2(c) and cash in lieu of any fractional share in accordance with Section 3.2(e). The ASARCO Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of ASARCO Common Stock not registered in the transfer records of ASARCO, the applicable ASARCO Merger Consideration may be issued or paid to a person other than the person in whose name the ASARCO Certificate so surrendered is registered if such ASARCO Certificate shall be properly endorsed or otherwise be in proper form for transfer, and the person requesting such issuance shall pay all transfer or other non-income Taxes required by reason of the issuance of ASARCO Merger Consideration to a person other than the registered holder of such ASARCO Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 3.2, each ASARCO Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the applicable ASARCO Merger Consideration into which the shares of ASARCO Common Stock formerly represented by such ASARCO Certificate have been converted, certain dividends or other distributions in accordance with Section 3.2(c) and cash in lieu of any fractional share in accordance with Section 3.2(e). No interest will be paid or will accrue on any cash payable to holders of ASARCO Certificates pursuant to the provisions of this Article III.

                   (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered ASARCO Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 3.2(e), and all such dividends, other distributions and cash in lieu of fractional shares of Parent Common Stock shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such ASARCO Certificate in accordance with this Article III. Subject to the effect of applicable escheat or similar Laws, following surrender of any such ASARCO Certificate there shall be paid to the holder of the Parent Certificate representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock and the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 3.2(e), and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of Parent Common Stock. Parent shall make available to the Exchange Agent cash for these purposes.

                   (d) No Further Ownership Rights in ASARCO Common Stock. All ASARCO Merger Consideration issued or paid upon the surrender for exchange of ASARCO Certificates in accordance with the terms of this Article III shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of ASARCO Common Stock theretofore represented by such ASARCO Certificates, subject, however, to the ASARCO Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been authorized or made by ASARCO on such shares of ASARCO Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the ASARCO Surviving Corporation of the shares of ASARCO Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, ASARCO Certificates are presented to the ASARCO Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by Law.

7                 (e) No Fractional Shares. (i) No Parent Certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of ASARCO Certificates, no dividend or distribution of Parent shall relate to such fractional share interests, and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Parent.

          (ii) As promptly as practicable following the Effective Time, the Exchange Agent will determine the excess of (A) the number of whole shares of Parent Common Stock delivered to the Exchange Agent by Parent pursuant to Section 3.2(a) for exchange pursuant to Section 3.1 for outstanding shares of ASARCO Common Stock over (B) the aggregate number of whole shares of Parent Common Stock to be distributed to holders of ASARCO Common Stock pursuant to Section 3.2(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent will, on behalf of former shareholders of ASARCO, sell the Excess Shares at then-prevailing prices on the New York Stock Exchange, Inc. (the "NYSE"), all in the manner provided in
          Section 3.2(e)(iii).

          (iii) The sale of the Excess Shares by the Exchange Agent will be executed on the NYSE through one or more member firms of the NYSE and will be executed in round lots to the extent practicable. The Exchange Agent will use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of ASARCO Common Stock, the Exchange Agent will hold such proceeds in trust for the holders of ASARCO Common Stock (the "Common Shares Trust"). The Parent will pay all commissions, transfer Taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent will determine the portion of the Common Shares Trust to which each holder of ASARCO Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such holder of ASARCO Common Stock is entitled (after taking into account all shares of ASARCO Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all holders of ASARCO Common Stock are entitled.

          (iv) As soon as practicable after the determination of the amount of cash, if any, to be paid to holders of ASARCO Common Stock with respect to any fractional share interests, the Exchange Agent will make available such amounts to such holders of ASARCO Common Stock subject to and in accordance with the terms of Section 3.2(c).

                   (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the ASARCO Certificates six months after the Effective Time shall be delivered to Parent upon demand, and any holders of the ASARCO Certificates who have not theretofore complied with this Article III shall thereafter look only to Parent for payment of their claim for ASARCO Merger Consideration, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock.

                   (g) No Liability. None of Parent, ASARCO or the Exchange Agent shall be liable to any person in respect of any shares of Parent Common Stock (or dividends or distributions with respect thereto) or cash from the Exchange Fund in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law. If any ASARCO Certificate shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any ASARCO Merger Consideration, any cash payable to the holder of such ASARCO Certificate pursuant to this Article III or any dividends or distributions payable to the holder of such ASARCO Certificate would otherwise escheat to or become the property of any governmental body or authority) any such ASARCO Merger Consideration or cash, dividends or distributions in respect of such ASARCO Certificate shall, to the extent permitted by applicable Law, become the property of the ASARCO Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                   (h) Lost Certificates. If any ASARCO Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such ASARCO Certificate to be lost, stolen or destroyed and, if required by the ASARCO Surviving Corporation, the posting by such person of a bond in such reasonable amount as the ASARCO Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such ASARCO Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed ASARCO Certificate the ASARCO Merger Consideration and, if applicable, any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Parent Common Stock as may be deliverable in respect thereof pursuant to this Agreement.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                   Except as set forth in the disclosure schedule delivered by Parent to ASARCO prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent hereby represents and warrants to ASARCO, and, except as set forth in the disclosure schedule delivered by ASARCO to Parent prior to the execution of this Agreement (the "ASARCO Disclosure Schedule"), ASARCO hereby represents and warrants to Parent, in each case as set forth in this Article IV, with the party making such representations and warranties being referred to as the "Representing Party" and such Representing Party's Disclosure Schedule as the "Representing Party's Disclosure Schedule." Notwithstanding the foregoing, any representation or warranty which expressly refers to ASARCO or Parent is being made solely by ASARCO or Parent, as the case may be.

                   Section 4.1  Organization, Qualification, Etc.

                   (a) The Representing Party is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of the jurisdiction of its incorporation and has the corporate power and authority to own, operate and lease all of its properties and assets and to carry on its business as it is now being conducted or presently proposed to be conducted and is duly qualified to do business and is in good standing (or other equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole. As used in this Agreement, any reference to any state of facts, event, change or effect having a "Material Adverse Effect" on or with respect to a Representing Party, means such state of facts, event, change or effect that has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of the Representing Party and its Subsidiaries, taken as a whole; provided, however, that any adverse effect that copper prices have had or may have on the business, results of operations or financial condition of the Representing Party and its Subsidiaries, taken as a whole, shall not be deemed a Material Adverse Effect for purposes of this Agreement. The copies of each

Representing Party's Certificate of Incorporation and Bylaws which have been delivered to the other Representing Party are complete and correct and in full force and effect.

                   (b) Each of the Representing Party's Significant Subsidiaries is a corporation duly organized, validly existing and in good standing (or other equivalent status) under the laws of its jurisdiction of incorporation or organization, has the power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted or presently proposed to be conducted, and is duly qualified to do business and is in good standing (or equivalent status) in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the conduct of its business requires such qualification, except for jurisdictions in which the failure to be so qualified or in good standing (or other equivalent status) would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. Each Representing Party has made available to the other Representing Party complete and correct copies of the certificate of incorporation, bylaws or other similar governing documents which are in full force and effect for each of such Representing Party's Significant Subsidiaries that are not directly or indirectly wholly owned.

                   (c) All the outstanding shares of capital stock of, or other ownership interests in, the Representing Party's Subsidiaries are validly issued, fully paid and non-assessable and are owned of record and beneficially by such Representing Party, directly or indirectly, free and clear of all Encumbrances. As used in this Agreement, the term "Encumbrance" means any mortgage, pledge, lien, charge, encumbrance, defect, security interest, claim, option or restriction of any kind. There are no (i) securities of the Representing Party or any of its Subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any of the Representing Party's Subsidiaries, (ii) warrants, calls, options or other rights to acquire from the Representing Party or any of its Subsidiaries, or any obligations of the Representing Party or any of its Subsidiaries to issue, any capital stock, voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for, any capital stock, voting securities or ownership interests in any of the Representing Party's Subsidiaries, or (iii) obligations of the Representing Party or any of its Subsidiaries to repurchase, redeem or otherwise acquire any outstanding securities of the Representing Party's Subsidiaries or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                   (d) Except for the Representing Party's Subsidiaries, as set forth in Section 4.1(d) of the Representing Party's Disclosure Schedule or the Representing Party's (or any of its Subsidiaries') SEC Reports, and in respect of minerals exploration or development agreements in the ordinary course of business, the Representing Party

(excluding employee pension or benefit plans) does not own any securities of, or have any debt or equity investment in, or loans outstanding to, any corporation, partnership, joint venture, limited liability company or other entity. The Representing Party is not subject to any contractual obligation under which it may be required to advance or contribute capital to any entity, except in respect of minerals exploration or development agreements in the ordinary course of business.

                   Section 4.2  Capital Stock.

                   (a) Section 4.2(a) of the Representing Party's Disclosure Schedule sets forth as of September 30, 1999:

          (i) the number of authorized shares of each class or series of capital stock of theRepresenting Party;

          (ii) the number of shares of each class or series of capital stock of the Represent ing Party which are issued and outstanding;

          (iii) the number of shares of each class or series of capital stock which are held in the treasury of such Representing Party;

          (iv) the number of shares of each class or series of capital stock of the Represent ing Party which are reserved for issuance, indicating each specific reservation; and

          (v) the number of shares of each class or series of capital stock of such Representing Party which are subject to employee stock options or other rights to purchase or receive capital stock granted under such Representing Party's stock option or other stock based employee or non-employee director benefit plans, indicating the name of the plan, the date of grant, the number of shares and the exercise price thereof.

                   (b) All of the issued and outstanding shares of capital stock of the Representing Party have been validly issued and are fully paid and nonassessable. Except as set forth in Section 4.2(a) of the Representing Party's Disclosure Schedule, there are no authorized, issued, reserved for issuance or outstanding (i) shares of capital stock or voting securities of the Representing Party, (ii) securities convertible into or exchangeable for shares of capital stock or voting securities of the Representing Party, (iii) warrants, calls, options or other rights to acquire from the Representing Party or any of its Subsidiaries, or any obligation of the Representing Party or any of its Subsidiaries to issue, any shares of capital stock or voting securities or securities convertible into or exchangeable or exercisable for capital stock or voting securities of the Representing Party, and (iv) there are no outstanding obligations of the Representing Party to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities.

                   Section 4.3  Corporate Authority Relative to this Agreement.

                   (a) Parent has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of Parent, and, except for the approval of the issuance of the Parent Common Stock in the ASARCO Merger (the"Share Issuance") by its shareholders, no other corporate proceedings on the part of Parent are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of Parent has determined that the transactions contemplated by this Agreement are in the best interests of Parent and its shareholders and to recommend to such shareholders that they approve the Share Issuance. This Agreement has been duly and validly executed and delivered by Parent and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                   (b) ASARCO has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board of Directors of ASARCO, and, except for the approval of this Agreement by its shareholders, no other corporate proceedings on the part of ASARCO are necessary to authorize the consummation of the transactions contemplated hereby. The Board of Directors of ASARCO has taken all appropriate action so that none of Parent or SubA will be (i) an "interested stockholder" within the meaning of
Section 14A:10A-3 of the NJBCA or (ii) an "interested shareholder" within the meaning of the Certificate of Incorporation of ASARCO by virtue of Parent and SubA entering into this Agreement and consummating the transactions contemplated hereby. The Board of Directors of ASARCO has determined that the transactions contemplated by this Agreement are in the best interests of ASARCO and its shareholders and to recommend to such shareholders that they approve this Agreement. This Agreement has been duly and validly executed and delivered by ASARCO and, assuming this Agreement constitutes a valid and binding agreement of the other parties hereto, this Agreement constitutes a valid and binding agreement of ASARCO, enforceable against ASARCO in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                   Section 4.4  Non-Contravention; Consents and Approvals.

                   (a) None of the execution, delivery or performance of this Agreement by the Representing Party or the consummation by such Representing Party of the transactions contemplated hereby will (i) violate the certificate of incorporation or the bylaws or other similar governing documents of the Representing Party or any of its Subsidiaries, (ii) except for the Required Third Party Consents, result in the violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the provisions of any note, bond, mortgage, deed of trust, security interest, indenture, license, contract, agreement, plan or other instrument or obligation to which the Representing Party or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Representing Party Agreements"),
(iii) except for the Required Statutory Approvals, violate any order, writ, injunction, decree, judgment, permit, license, statute, law, ordinance, policy, rule or regulation ("Law") of any court, tribunal or administrative, governmental or regulatory body, agency, commission, division, department, public body or other authority, whether federal, state, local or foreign (individually, a "Governmental Entity") applicable to the Representing Party or any of its Subsidiaries or any of their respective property or assets, or (iv) result in the creation or imposition of any Encumbrance on any asset of the Representing Party or any of its Subsidiaries, except in the case of clauses
(ii), (iii) and (iv) for violations, breaches, defaults, terminations, cancellations, accelerations or creations which would not in the aggregate have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, or prevent or delay the consummation of the transactions contemplated hereby.

                   (b) Section 4.4(b)(i) of the Representing Party's Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained under the Representing Party Agreements prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its

Subsidiaries, taken as a whole (the "Required Third Party Consents"). Section 4.4(b)(ii) of the Representing Party's Disclosure Schedule sets forth a list of all notices to, filings and registrations with, and permits, authorizations, consents and approvals of, Governmental Entities required to be made or obtained from Governmental Entities prior to the consummation of the transactions contemplated by this Agreement the failure of which to obtain would have, individually or in the aggregate, a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole (the "Required Statutory Approvals").

                   Section 4.5 Reports and Financial Statements. The Representing Party has previously furnished or made available to the other Representing Party complete and correct copies of:

                   (a) such Representing Party's (and any of its Subsidiaries') Annual Reports on Form 10-K filed with the Securities and Exchange Commission (the "SEC") for each of the years ended December 31, 1996 through 1998;

                   (b) such Representing Party's (and any of its Subsidiaries') Quarterly Reports on Form 10-Q filed with the SEC for each of the fiscal quarters ended following such Representing Party's last fiscal year end;

                   (c) each definitive proxy statement filed by such Representing Party or any of its Subsidiaries with the SEC since March 1, 1996;

                   (d) each final prospectus filed by such Representing Party with the SEC since December 31, 1995; and

                   (e) all Current Reports on Form 8-K filed by such Representing Party with the SEC since January 1, 1998.

As of their respective dates, such reports, proxy statements and prospectuses (collectively, with any amendments, supplements and exhibits thereto, the "SEC Reports") (i) complied as to form in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, and the rules and regulations promulgated thereunder, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any SEC Report of the Representing Party has been revised or superseded by an SEC Report subsequently filed by the Representing Party, none of the

Representing Party's SEC Reports contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and unaudited consolidated interim financial statements included in the Representing Party's SEC Reports (including any related notes and schedules) fairly present the financial position of the Representing Party and its consolidated Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto). Since January 1, 1998, the Representing Party has timely filed all reports, registration statements and other filings required to be filed by it with the SEC under the rules and regulations of the SEC.


                   Section 4.6  Environmental Matters.

                   (a) Except for Environmental Claims disclosed in or referred to in Section 4.6(b) of the Disclosure Schedule, as of the date of this Agreement, each of the Representing Party and its Subsidiaries has obtained all licenses, permits, authorizations, approvals and consents from Governmental Entities which are required under any applicable Environmental Law in respect of its business, properties, assets and operations ("Environmental Permits"), except (i) for such permits as to which due and proper application is pending, and (ii) for such failures to have Environmental Permits which, individually or in the aggregate, are not reasonably expected to have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole. Each of such Environmental Permits is in full force and effect, and each of the Representing Party and its Subsidiaries is in compliance with the terms and conditions of all such Environmental Permits and with all applicable Environmental Laws, except for such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

                   (b) Except for Environmental Claims disclosed in or referred to in Section 4.6(b) of the Disclosure Schedule, as of the date of this Agreement, there is no Environmental Claim filed, pending, or to the best knowledge of the Representing Party threatened or in process, against the Representing Party or any of its Subsidiaries or any person whose liability for such Environmental Claim the Representing Party or any of its Subsidiaries has or may have retained or assumed either contractually or by operation of Law, that would, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

                   (c) Except as disclosed or referred to in Section 4.6(c) of the Disclosure Schedule, no Encumbrances have arisen under or pursuant to any Environmental Law on any property, site or facility owned, operated or leased by the Representing Party or any of its Subsidiaries, except for such Encumbrances which would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, and no action of any Governmental Entity has been taken or, to the best knowledge of the Representing Party, is threatened or in process which could subject any of such properties to such Encumbrances, except for such action which would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole.

                   (d)      As used in this Agreement:

          (i) "Environmental Claim" means any claim, action, cause of action, order, investigation or notice (written or oral) by any person alleging potential or actual liability (including, without limitation, potential or actual liability for investigation, evaluation, cleanup, removal actions, remedial actions, response actions, natural resources damages, property damages, personal injuries or penalties) arising out of, based on or resulting from any Environmental Law, including any claim under CERCLA, and shall include any request for information under CERCLA or any comparable state or local Law.

          (ii) "Environmental Law" means any Law relating to (a) the environment or pollution, environmental matters, the protection of the environment, or the protection of human health and safety from environmental concerns, (b) actual or threatened emissions, discharges, or releases of pollutants, contaminants, chemicals or solid, industrial, toxic or hazardous substances, wastes or constituents into the environment, and (c) the presence, manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

          (iii) "Hazardous Materials" mean (a) any petroleum or petroleum products and radioactive materials, (b) any chemicals, constituents, materials, or substances defined or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous substances," "toxic substances " and related materials, as such materials are defined in any Environmental Law, and
          (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any Governmental Entity.

                   Section 4.7   Employee Benefit Plans; ERISA.

                   (a) Except as set forth in the Representing Party's SEC Reports or as would not have a Material Adverse Effect on the Representing Party and its Subsidiaries, taken as a whole, (i) all Employee Benefit Plans (other than any Employee Benefit Plan that is a "multiemployer plan" within the meaning of Section 3(37) of ERISA (a "Multiemployer Plan")) of the Representing Party are in material compliance with all applicable requirements of Law, including ERISA and the Code, and (ii) neither the Representing Party nor any of its Subsidiaries nor any ERISA Affiliate has any liabilities or obligations with respect to any such Employee Benefit Plans, whether accrued, contingent or otherwise, that are not otherwise reflected on the Representing Party's financial statements, nor to the best knowledge of the Representing Party, are any such liabilities or obligations expected to be incurred. Except as described in the Representing Party's (or any of its Subsidiaries') SEC Reports or as set forth in Section 4.7(a) of the Representing Party's Disclosure Schedule, the execution and delivery of, and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Employee Benefit Plan of the Representing Party that will or may result in acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee. The only severance agreements or severance policies applicable to the Representing Party or any of its Subsidiaries are the agreements and policies specifically described in Section 4.7(a) of the Representing Party's Disclosure Schedule.

                   (b) With respect to each of its Plans, the Representing Party has heretofore made available to the other Representing Party complete and correct copies of each of the following documents, as applicable: (i) a copy of the Plan and any amendments thereto; (ii) a copy of the most recent annual report; (iii) a copy of the most recent actuarial report; (iv) a copy of the most recent Summary Plan Description and all material modifica tions; (v) a copy of the trust or other funding agreement and any amendments thereto; and (vi) the most recent determination letter received from the Internal Revenue Service (the "IRS") with respect to each Plan that is intended to be qualified under Section 401 of the Code and all notices of reportable events received following receipt of such letter. Each Representing Party will deliver to the other Representing Party a copy of each Foreign Plan within thirty days following the date hereof.

                   (c) Section 4.7(c) of the Representing Party's Disclosure Schedule sets forth a list of each employee of the Representing Party (or any Subsidiary) who is a party to any agreement (whether written or oral) with respect to such person's employment by the Representing Party or a Subsidiary, other than offer letters which do not have guaranteed periods of employment and statutory employment agreements under foreign Laws, and which provide for annual compensation in excess of $100,000. The Representing Party has made available to the other Representing Party a complete and correct copy of each such written employment agreement and a complete and correct summary of each such oral agreement.

                   (d) No liability under Title IV of ERISA has been incurred by the Representing Party or any ERISA Affiliate within the past six years that has not been satisfied in full. To the best knowledge of the Representing Party, no condition exists that presents a material risk to the Representing Party, any of its Subsidiaries or any ERISA Affiliate of incurring a liability under such Title that is reasonably likely to have a Material Adverse Effect on the Representing Party. The Pension Benefit Guaranty Corporation has not instituted proceedings to terminate any of the Employee Benefit Plans, and, to the knowledge of the Representing Party, no condition exists that presents a material risk that such proceedings will be instituted. Except as would not have a Material Adverse Effect on the Representing Party, with respect to each of the Employee Benefit Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such Employee Benefit Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Employee Benefit Plan's actuary with respect to such Employee Benefit Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Employee Benefit Plan allocable to such accrued benefits, and there have been no changes since such latest valuation date which would cause the present value of such accrued benefits to exceed the current value of such assets. None of the Employee Benefit Plans or any trust established thereunder has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each of the Employee Benefit Plans ended prior to the date of this Agreement. None of the Employee Benefit Plans is a Multiemployer Plan. To the knowledge of the Representing Party each of the Employee Benefit Plans that is intended to be "qualified" within the meaning of Section 401(a) of the Code is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the Code. Except as set forth in Section 4.7(d) of the ASARCO Disclosure Schedule, no Employee Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees after retirement or other termination of service (other than coverage mandated by applicable Law or benefits, the full cost of which is borne by the current or former employee). There are no material pending or threatened claims by or on behalf of any Employee Benefit Plan, by any employee or beneficiary covered under any such Employee Benefit Plan, or otherwise involving any such Employee Benefit Plan

(other than routine claims for benefits). No prohibited transaction has occurred with respect to any Employee Benefit Plan that would result, directly or indirectly, in the imposition of an excise Tax or other liability under the Code or ERISA, except for such a Tax or other liability that would not have a Material Adverse Effect. Except as would not have a Material Adverse Effect on the Representing Party, with respect to each Foreign Plan: (i) all amounts required to be reserved on account of each Foreign Plan have been so reserved in accordance with reasonable accounting practices prevailing in the country where such Foreign Plan is established, and (ii) each Foreign Plan required to be registered with a Governmental Entity has been registered, has been maintained in good standing with the appropriate Governmental Entities, and has been maintained and operated in accordance with its terms and applicable Law.

                   (e) Except as set forth in Section 4.7(a) and (d) of the ASARCO Disclosure Schedule no director or officer or other employee of such Representing Party will become entitled to any termination, retirement, severance or similar payment, benefit or enhanced or accelerated benefit (including any acceleration of vesting or lapse of restrictions, repurchase rights or obligations with respect to any employee stock option or other benefit under any stock option plan or incentive or compensation plan or arrangement) as a result of the transactions contemplated by this Agreement (either standing alone or in conjunction with any additional or subsequent events).

                   (f) Except as set forth in Section 4.7(f) of the ASARCO Disclosure Schedule, any amount or other entitlement that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Representing Party or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employee benefit plan or other compensation arrangement currently in effect would not be characterized as an "excess parachute payment" or a "parachute payment" (as such terms are defined in Section 280G(b)(1) of the Code).

                   (g)      As used in this Agreement

          (i) "Employee Benefit Plan" means any material Plan entered into, established, maintained, sponsored, contributed to or required to be contributed to by the Representing Party, any of its Subsidiaries or ERISA Affiliates for the benefit of the current or former employees or directors of the Representing Party or any of its Subsidiaries and existing on the date of this Agreement or at any time subsequent thereto and on or prior to the Effective Time;

          (ii) "Foreign Plan" shall refer to each material plan, program or contract that is subject to or governed by the Laws of any jurisdiction other than the United States, and which would have been treated as an Employee Benefit Plan had it been a United States plan, program or contract;

          (iii) "Plan" means any employment, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, accident, disability, worker's compensation or other insurance, severance, separation, termination, change of control or other benefit plan, agreement, practice policy, program or arrangement of any kind, whether written or oral, other than a Foreign Plan, including, but not limited to any "employee benefit plan" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations thereunder ("ERISA"); and

          (iv) "ERISA Affiliate" means, with respect to any Representing Party, any entity, trade or business that is a member of the same controlled group as such Representing Party (within the meaning of Sections 414(b), (c), (m) or (o) of the Code).

                   Section 4.8 Information Statement; Registration Statement; Other Information. None of the information with respect to the Representing Party or its Subsidiaries to be included in the Schedule 14D-9, the Tender Offer Statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1"), the Information Statement or the Registration Statement will, in the case of the Information Statement, the Schedule 14D-9,
Schedule 14D-1, or any amendments or supplements thereto at the time that such document is mailed, and at the time of the Parent Shareholders Meeting and the ASARCO Shareholders Meeting, or, in the case of the Registration Statement, at the time it becomes effective, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Representing Party with respect to information supplied in writing by the other Representing Party or any of its affiliates specifically for inclusion in the Information Statement. The Information Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder. The letters to shareholders, notices of meeting, information statement and forms of proxies to be distributed to shareholders in connection with the ASARCO

Merger and any schedules required to be filed with the SEC in connection therewith are collectively referred to herein as the "Information Statement."

                   Section 4.9 ASARCO Rights Plan. ASARCO represents and warrants that the Board of Directors of ASARCO has taken all necessary action to render the Rights Agreement dated as of July 26, 1989, as amended, between ASARCO and First Chicago Trust Company of New York and the Rights Agreement between ASARCO and The Bank of New York, dated as of January 28, 1998, inapplicable to the transactions contemplated by this Agreement.



                   Section 4.10  Tax Matters.

                   (a) All federal, state, local and foreign Tax Returns required to be filed by or on behalf of the Representing Party, each of its Subsidiaries, and each affiliated, combined, consolidated or unitary group of which the Representing Party or any of its Subsidiaries (i) is a member (a "Current Representing Party Group") or (ii) was a member during six years prior to the date hereof but is not currently a member, but only insofar as any such Tax Return relates to a taxable period ending on a date within the last six years (a "Past Representing Party Group," together with Current Representing Party Groups, a "Represent ing Party Affiliated Group") have been timely filed, and all such Tax Returns filed are complete and accurate except to the extent any failure to file or any inaccuracies in filed Tax Returns would not, individually or in the aggregate, have a Material Adverse Effect on such Representing Party (it being understood that the representations made in this Section, to the extent that they relate to Past Representing Party Groups, are made to the knowledge of the Representing Party). All Taxes due and owing by the Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group have been paid, or adequately reserved for, except to the extent any failure to pay or reserve would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. There is no audit examination, deficiency, refund litigation, proposed adjustment or matter in controversy with respect to any Taxes due and owing by the Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group which would, individually or in the aggregate, have a Material Adverse Effect on the Representing Party. All assessments for Taxes due and owing by the Representing Party, any Subsidiary of the Representing Party or any Representing Party Affiliated Group with respect to completed and settled examinations or concluded litigation have been paid. As soon as practicable after the public announcement of the execution of the Merger

Agreement, the Representing Party will provide the other party with written schedules of (i) the taxable years of the Representing Party for which the statutes of limitations with respect to federal income Taxes have not expired, and (ii) with respect to federal income Taxes, those years for which examinations have been completed, those years for which examinations are presently being conducted, and those years for which examinations have not yet been initiated. The Representing Party and each of its Subsidiaries have complied in all material respects with all rules and regulations relating to the withholding of Taxes, except to the extent any such failure to comply would not, individually or in the aggregate, have a Material Adverse Effect on the Representing Party.

                   (b) Neither the Representing Party nor any of its Subsidiaries has (i) entered into a closing agreement or similar agreement with a taxing authority relating to Taxes of the Representing Party or any of its Subsidiaries with respect to a taxable period for which the statute of limitations is still open, or (ii) with respect to U.S. federal income Taxes, granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any such income Tax, in either case, that is still outstanding. There are no Encumbrances relating to Taxes upon the assets of the Representing Party other than Encumbrances relating to Taxes not yet due, except as would not have a Material Adverse Effect on the Representing Party. Neither the Representing Party nor any of its Subsidiaries is a party to any agreement relating to the allocating or sharing of Taxes, other than an agreement with each other.

                   (c) Neither the Representing Party nor any of its Subsidiaries knows of any fact or has taken any action that could reasonably be expected to prevent the ASARCO Merger from constituting a transaction described in Section 368(a) of the Code.

For purposes of this Agreement: (i) "Taxes" means any and all federal, state, local, foreign or other taxes of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any taxing authority, including, without limitation, taxes or other charges on or with respect to income, franchise, windfall or other profits, gross receipts, property, sales, use, severance, capital stock, payroll, employment, social security, workers' compensation, unemployment compensation, or net worth, and taxes or other charges in the nature of excise, withholding, ad valorem or value added, and (ii) "Tax Return" means any return, report or similar statement (including the attached schedules) required to be filed with respect to any Tax, including, without limitation, any information return, claim for refund, amended return or declaration of estimated Tax.

                   Section 4.11  Opinion of Financial Advisors.

                   (a) The Board of Directors of ASARCO has received the opinion of Credit Suisse First Boston Corporation, dated the date of this Agreement, substantially to the effect that, as of such date, the consideration to be received by holders of ASARCO Common Stock in the ASARCO Offer and the ASARCO Merger, is fair to the holders of ASARCO Common Stock from a financial point of view.

                   (b) The Board of Directors of Parent has received the opinion of Morgan Stanley & Co. Incorporated., dated the date of this Agreement, substantially to the effect that, as of such date, the consideration to be paid by Parent pursuant to this Agreement is fair to Parent from a financial point of view.

                   Section 4.12  Required Vote.

                   (a) The affirmative vote of the holders of shares of Parent Common Stock representing a majority of the shares voting at the Parent Shareholders Meeting, provided that at least 50% of the outstanding Parent Common Stock that is entitled to vote, votes at the Parent Shareholders Meeting (the "Parent Shareholder Approval"), is required to approve the Share Issuance. No other vote of the shareholders of Parent is required by Law, the Certificate of Incorporation or the Bylaws of Parent or otherwise in order for Parent to consummate the ASARCO Merger and the transactions contemplated hereby.

                   (b) The affirmative vote of the holders of 80% of the outstanding shares of ASARCO Common Stock entitled to vote at the ASARCO Shareholders Meeting (the "ASARCO Shareholder Approval") is required to approve this Agreement. No other vote of the shareholders of ASARCO is required by Law, the Certificate of Incorporation or the Bylaws of ASARCO or otherwise in order for ASARCO to consummate the ASARCO Merger and the transactions contemplated hereby.

                   Section 4.13 Absence of Certain Changes. Except as set forth in Section 4.13 of the ASARCO Disclosure Schedule, since December 31, 1998, and, other than with respect to clause (a) below, prior to the date hereof, except as set forth in the Representing Party's (or any of its Subsidiaries') SEC Reports filed prior to the date hereof, the Representing Party and its Subsidiaries have conducted their respective businesses in the ordinary course, consistent with past practice and there has not been:

                   (a) any event, occurrence or development (including the discovery of new or additional information concerning an existing environmental condition) which, individually or in the aggregate, would have a Material Adverse Effect on the Representing Party;

                   (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Representing Party (other than regular quarterly cash dividends payable by the Representing Party in respect of shares of its capital stock consistent with past practice) or any repurchase, redemption or other acquisition by the Representing Party or any of its Subsidiaries of any outstanding shares of its capital stock (except (x) as required by the terms of any employee or stock option plan or compensation plan or arrangement, (y) in accordance with any dividend reinvestment plan as in effect as of the date of this Agreement in the ordinary course of operation of such plan consistent with past practice, and/or
(z) as otherwise permitted by Section 5.1);

                   (c) any amendment of any material term of any outstanding security of the Representing Party or any of its Subsidiaries;

                   (d) any transaction or commitment made, or any contract, agreement or settlement entered into, by (or judgment, order or decree affecting) the Representing Party or any of its Subsidiaries relating to its assets or business (including the acquisition or disposition of any material amount of assets) or any relinquishment by the Representing Party or any of its Subsidiaries of any contract or other right, in either case, material to the Representing Party and its Subsidiaries taken as a whole, other than transactions, commitments, contracts, agreements or settlements (including without limitation settlements of litigation and tax proceedings) in the ordinary course of business consistent with past practice and those contemplated by this Agreement;

                   (e) any change prior to the date hereof in any method of accounting or accounting practice by the Representing Party or any of its Subsidiaries, except for any such change which is not material or which is required by reason of a concurrent change in GAAP;

                   (f) any (i) grant of any severance or termination pay to (or amendment to any such existing arrangement with) any director, officer or employee of the Representing Party or any of its Subsidiaries, (ii) entering into of any employment, deferred compensation, supplemental retirement or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of the Representing Party or any of its Subsidiaries, (iii) increase in, or accelerated vesting and/or payment of, benefits under any existing severance or termination pay policies or employment agreements or (iv) increase in or enhancement of any rights or features related to compensation, bonus or other benefits payable to directors, officers or employees of the Representing Party or any of its Subsidiar ies, in each case, other than in the ordinary course of business consistent with past practice or as permitted by this Agreement; or

                   (g) any material Tax election made or changed, any material audit settled or any material amended Tax Returns filed.

                   Section 4.14 No Undisclosed Material Liabilities. There are no liabilities of the Representing Party or any Subsidiary of the Representing Party of any kind whatsoever, whether accrued, contingent, absolute, determined or determinable, other than:

                   (a) liabilities which, individually or in the aggregate, would not have a Material Adverse Effect on the Representing Party;

                   (b) liabilities disclosed in the SEC Reports of the Representing Party or except as disclosed pursuant to Section 4.6 hereof; and

                   (c) liabilities under or arising as a result of this Agreement.

                   Section 4.15 Labor Relations. As of the date of this
Agreement: (i) Section 4.15 of the Representing Party's Disclosure Schedule sets forth a complete list of each collective bargaining agreement to which the Representing Party or any of its Subsidiaries is a party, (ii) no labor organization or group of employees of the Representing Party (or any of its Subsidiaries) has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the knowledge of the Representing Party, threatened to be brought or filed, with the National Labor Relations Board or any other labor relations tribunal or authority, and (iii) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, material arbitrations or material grievances, or other material labor disputes pending or, to the knowledge of the Representing Party, threatened against or involving the Representing Party or any of its Subsidiaries.

                   Section 4.16 No Prior Activities. SubA was formed for the purpose of effecting a business combination with ASARCO, and does not have any Subsidiaries and has not undertaken any business or other activities other than in connection with pursuing such business combination and entering into this Agreement and engaging in the transactions contemplated hereby.

                                    ARTICLE V

                            COVENANTS AND AGREEMENTS

                   Section 5.1 Conduct of Business Pending the Effective Time. From and after the date hereof and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Section 7.1 (the "Termination Date"), and except as may be agreed in writing by the other parties hereto or as may be provided for or permitted pursuant to this Agreement:

                   (a) each of the parties shall, and shall cause each of its Subsidiaries to, conduct its operations according to their ordinary and usual course of business in substantially the same manner as heretofore conducted;

                   (b) each of the parties shall use its reasonable best efforts, and cause each of its Subsidiaries to use its reasonable best efforts, to preserve intact its business organiza tions and goodwill, keep available the services of its current officers and other key employees and preserve its relationships with those persons having business dealings with it (including its relationships with customers, suppliers, employees and business partners);

                   (c) each of the parties shall confer at such times as any of the other parties may reasonably request with one or more representatives of such requesting party to report material operational matters and the general status of ongoing operations (to the extent such requesting party reasonably requires such information);

                   (d) each of the parties shall notify the other parties of any emergency or other change in the normal course of its or its Subsidiaries' respective businesses or in the operation of its or its Subsidiaries, respective properties and of any complaints or hearings (or communications indicating that the same may be contemplated) of any Governmental Entity if such emergency, change, complaint, investigation or hearing would have a Material Adverse Effect on such party;

                   (e) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, (i) declare, set aside, authorize or pay any dividends on or make any distribution with respect to its outstanding shares of stock, except in the case of Parent for regular quarterly cash dividends on the outstanding shares of Parent Common

Stock and in the case of ASARCO and its majority owned subsidiary Southern Peru Copper Corporation for regular quarterly cash dividends on the outstanding shares of their common stock and except for cash dividends by a wholly owned Subsidiary to a parent, or (ii) split, combine or reclassify any of its shares of capital stock;

                   (f) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, except (i) in the ordinary course of business consistent with past practice, (ii) as otherwise provided in this Agreement or
(iii) as required by applicable Law, adopt or amend any Employee Benefit Plan;

                   (g) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, authorize, propose or announce an intention to authorize or propose, or enter into an agreement with respect to, any merger, consolidation or business combination (other than the ASARCO Offer and the ASARCO Merger and for Parent's Offer to purchase all of the outstanding shares of common stock of Cyprus Amax Minerals Company and the related merger of Cyprus Amax Minerals Company with a Subsidiary of Parent), any acquisition of a material amount of assets or securities, any disposition of a material amount of assets or securities or any release or relinquishment of any material contract rights, in each case not in the ordinary course of business;

                   (h) none of the parties shall, and none of the parties shall permit its Subsidiaries to, propose or adopt any amendments to its certificate of incorporation or by-laws or other similar governing documents;

                   (i) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, issue or authorize the issuance of, or agree to issue or sell any shares of their capital stock of any class (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), except for the issuance of shares of Parent Common Stock by Parent and ASARCO Common Stock by ASARCO upon the exercise of stock options or other rights to acquire such party's capital stock, in each case which securities, options and rights are outstanding as of the date of this Agreement and such issuance is made in accordance with the terms of such securities, options and rights in effect on the date of this Agreement;

                   (j) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, except in the ordinary course of business in connection with employee incentive and benefit plans, programs or arrangements in existence on the date hereof, purchase or redeem any shares of its stock or any rights, warrants or options to acquire any such shares;

                   (k) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, incur, assume or prepay any indebtedness or any other material liabilities, other than indebtedness between such party and a wholly owned Subsidiary or between wholly owned Subsidiaries, provided, in either such case, such wholly owned Subsidiaries remain wholly owned Subsidiaries, and other than in the ordinary course of business consistent with past practice;

                   (l) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Encumbrance or otherwise dispose of any of its properties or assets (including securitizations), other than in the ordinary course of business consistent with past practice and other than the consummation of contracts of sale executed and delivered prior to the date hereof;

                   (m) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, take any action that would reasonably be expected to cause the ASARCO Merger not to constitute a transaction described in
Section 368(a) of the Code;

                   (n) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to make any material Tax election or settle or compromise any material Tax liability, other than in the ordinary course of business consistent with past practice; and

                   (o) none of the parties shall, and none of the parties shall permit any of its Subsidiaries to, agree, in writing or otherwise, to take any of the foregoing actions or take any action which would (i) make any representation or warranty made by such party in Article IV hereof untrue or incorrect or (ii) result in any of the conditions to the ASARCO Merger set forth in Article VI not being satisfied.

                   Section 5.2  Investigation.

                   (a) Each of Parent and ASARCO shall (and shall cause its respective Subsidiaries to) afford to one another and to one another's officers, employees, accountants, counsel and other authorized representatives full and complete access on reasonable prior notice during normal business hours, throughout the period prior to the earlier of the Effective Time or the Termination Date, to its and its Subsidiaries' properties, contracts, commitments, books, and records (including but not limited to Tax Returns) and any report, schedule or other document filed or received by it or any of its

Subsidiaries pursuant to the requirements of federal or state securities laws or filed with or sent to the SEC, the Department of Justice, the Federal Trade Commission or any other Governmental Entity and shall use their reasonable best efforts to cause their respective representatives and Subsidiaries to furnish promptly to one another such additional financial and operating data and other information as to its and its Subsidiaries' respective businesses and properties as the other or its duly authorized representatives may from time to time reasonably request; provided, that nothing herein shall require either Parent or ASARCO or any of their respective Subsidiaries to disclose any information to the other that would cause significant competitive harm to such disclosing party or its affiliates if the transactions contemplated by this Agreement are not consummated. Notwithstanding any provision of this Agreement to the contrary, no party shall be obligated to make any disclosure in violation of applicable Laws.

                   (b) Parent and ASARCO will not, and will cause their respective officers, employees, accountants, counsel and representatives not to, use any information obtained pursuant to this Section 5.2 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Pending consummation of the transactions herein contemplated, each of Parent and ASARCO will keep confidential, and will cause their respective officers, employees, accountants, counsel and representatives to keep confidential, all information and documents obtained pursuant to this Section
5.2 unless such information (i) was already known to it, (ii) becomes available to it from other sources not known by it to be bound by a confidentiality obligation, (iii) is independently acquired by it as a result of work carried out by any of its employees or representatives to whom no disclosure of such information has been made, (iv) is disclosed with the prior written approval of the other party or (v) is or becomes readily ascertainable from published information or trade sources. Upon any termination of this Agreement, each party will, upon request, collect and deliver to the other party all documents obtained by it or any of its officers, employees, accountants, counsel and representatives then in their possession and any copies thereof.

                   Section 5.3  Shareholder Approvals and Other Cooperation.

                   (a) If required by applicable Law, as soon as practicable following consummation of the ASARCO Offer, Parent and ASARCO shall together, or pursuant to any reasonable allocation of responsibility between them:

          (i) prepare and file confidentially with the SEC as soon as is reasonably practicable the Information Statement in preliminary form and promptly prepare and cause Parent to file with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Parent Common Stock issuable in the

          ASARCO Merger (or, to the extent practicable, to amend as necessary the Registration Statement of Parent on Form S-4 (Reg. No. 333-86063), which was declared effective by the SEC on September 2, 1999 with respect to the Parent Common Stock) (the "Registration Statement"), and shall use their reasonable best efforts to have the Information Statement cleared by the SEC under the Exchange Act and the Registration Statement declared effective by the SEC under the Securities Act;

          (ii) as soon as is reasonably practicable cause Parent to take all such action as may be required under state blue sky or securities laws in connection with the issuance of shares of Parent Common Stock in the ASARCO Merger and as contemplated by this Agreement;

          (iii) promptly prepare and file with the NYSE and such other stock exchanges as shall be agreed upon listing applications covering the shares of Parent Common Stock issuable in the ASARCO Merger, upon exercise of ASARCO stock options, warrants, conversion rights or other rights or vesting or payment of other ASARCO equity-based awards and use its reasonable best efforts to obtain, prior to the Effective Time, approval for the listing of such Parent Common Stock, subject only to official notice of issuance;

          (iv) cooperate with one another in order to lift any injunctions or remove any other impediment to the consummation of the transactions contemplated herein; and

          (v) cooperate with one another in obtaining (i) an opinion of Shearman & Sterling, special counsel to Parent, dated as of the date of the Effective Time, to the effect that the ASARCO Merger will qualify as a transaction described in Section 368(a) of the Code, and (ii) an opinion of Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to ASARCO, dated as of the date of the Effective Time, to the effect that the ASARCO Merger will qualify as a transaction described in
          Section 368(a) of the Code. In connection therewith, each of ASARCO and Parent shall deliver to Shearman & Sterling and Skadden, Arps, Slate, Meagher & Flom LLP customary representation letters in form and substance reasonably satisfactory to such special counsel and Parent and ASARCO shall use their reasonable best efforts to obtain any representation letters drafted by their special counsel from their respective appropriate shareholders and shall deliver any such letters obtained to Shearman & Sterling and Skadden, Arps, Slate, Meagher & Flom LLP (the representation letters referred to in this sentence are collectively, the "Tax Certificates").

                   (b) Subject to the limitations contained in Section 5.2, Parent and ASARCO shall each furnish to one another and to one another's counsel all such information as may be required in order to effect the foregoing actions and each represents and warrants to the other that no information furnished by it in connection with such actions or otherwise in connection with the consummation of the transactions contemplated by this Agreement will contain any untrue statement of a material fact or omit to state a material fact required to be stated in order to make any information so furnished, in light of the circumstances under which it is so furnished, not misleading.

                   (c) (i) Parent shall cause an appropriate supplement to the Phelps Dodge Proxy Statement to be mailed to Parent's shareholders, and ASARCO shall cause the Information Statement to be mailed to ASARCO's shareholders, in each case as promptly as practicable after the Registration Statement is declared effective under the Securities Act.

          (ii) Parent shall hold a meeting of its stockholders (the "Parent Shareholder Meeting") as provided in the Phelps Dodge Proxy Statement dated September 13, 1999 as supplemented by the Proxy Statement Supplement dated September 22, 1999 (as the same may be further amended or supplemented, the "Phelps Dodge Proxy Statement") for the purpose of obtaining the Parent Shareholder Approval. Parent shall, through its Board of Directors, recommend to its shareholders the approval of the Share Issuance and the other transactions contemplated hereby unless the Board of Directors of Parent determines in good faith, after consultation with outside counsel, that to do so would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding anything herein to the contrary, in the event that Parent, SubA or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of ASARCO, pursuant to the ASARCO Offer or otherwise, the parties hereto agree to take all necessary and appropriate action to cause the ASARCO Merger to become effective as soon as practicable after such acquisition, without a meeting of ASARCO shareholders, in accordance with Section 14A:10-5.1 of the NJBCA and Section 253 of the DGCL.

          (iii) ASARCO shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "ASARCO Shareholders Meeting") for the purpose of obtaining the ASARCO Shareholder Approval. ASARCO shall, through its Board of Directors, subject to the last sentence of Section 5.9(b), recommend to its shareholders the adoption of this Agreement, the ASARCO Merger and the other transactions contemplated hereby.

          (iv) Each of Parent and ASARCO will use their best efforts to hold the Parent Shareholders Meeting and the ASARCO Shareholders Meeting as soon as practicable after the date hereof.

                   (d) Parent shall vote, or cause to be voted, all of the shares of ASARCO Common Stock then owned by it or any of its Subsidiaries in favor of the approval and adoption of this Agreement.

                   Section 5.4  Affiliate Agreements.

                   ASARCO shall, as soon as practicable, deliver to Parent a list (reasonably satisfactory to counsel for Parent) setting forth the names and addresses of all persons who will be, at the time of the ASARCO Shareholders Meeting, in ASARCO's reasonable judgment, "affiliates" of ASARCO for purposes of Rule 145 under the Securities Act. ASARCO shall furnish such information and documents as Parent may reasonably request for the purpose of reviewing such list. ASARCO shall use its reasonable best efforts to cause each person who is identified as an "affiliate" in the list furnished pursuant to this Section 5.4 to execute a written agreement on or prior to the mailing of the Joint Proxy Statement, in substantially the form of Exhibit A hereto.

                   Section 5.5 ASARCO Employee Stock Options, Incentive and Benefit Plans.

                   (a) Simultaneously with the ASARCO Merger, (i) each outstanding option ("ASARCO Stock Options") and related stock appreciation right ("ASARCO SAR"), if any, to purchase or acquire a share of ASARCO Common Stock under employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by ASARCO ("ASARCO Option Plans") shall be converted into an option (together with a related stock appreciation right of ASARCO, if applicable) to purchase the number of shares of Parent Common Stock equal to 0.50266, times the number of shares of ASARCO Common Stock which could have been obtained prior to the Effective Time upon the exercise of each such option, at an exercise price per share equal to the exercise price for each such share of ASARCO Common Stock subject to an option (and related ASARCO SAR, if any) under the ASARCO Option Plans divided by 0.50266, and all references in each such option (and related ASARCO SAR, if any) to ASARCO shall be deemed to refer to Parent, where appropriate, and (ii) Parent shall assume the obligations of ASARCO under the

ASARCO Option Plans. The other terms of each such ASARCO Stock Option and ASARCO SAR, and the plans under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration of vesting or payment.

                   (b) Simultaneously with the ASARCO Merger, each outstanding award including restricted stock and phantom stock or common stock equivalents ("ASARCO Award") under any employee incentive or benefit plans, programs or arrangements and non-employee director plans presently maintained by ASARCO which provide for grants of equity-based awards shall be amended or converted into a similar instrument of Parent, in each case with such adjustments to the terms of such ASARCO Awards as are appropriate to preserve the value inherent in such ASARCO Awards with no detrimental effects on the holders thereof. The other terms of each ASARCO Award, and the plans or agreements under which they were issued, shall continue to apply in accordance with their terms, including any provisions providing for acceleration of vesting or payment. With respect to any restricted stock awards as to which the restrictions shall have lapsed on or prior to the Effective Time in accordance with the terms of the applicable plans or award agreements, shares of such previously restricted stock shall be converted in accordance with the provisions of Section 3.1(b).

                   (c) Prior to the Effective Time, ASARCO shall amend each of its employee incentive or benefit plans, programs and arrangements and non-employee director plans, to the extent necessary and appropriate, to reflect the transactions contemplated by this Agreement, including, but not limited to the conversion of shares of ASARCO Common Stock held or to be awarded or paid pursuant to such benefit plans, programs or arrange ments into shares of Parent Common Stock on a basis consistent with the transactions contemplated by this Agreement. At or prior to the Effective Time, Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the ASARCO Stock Options. As soon as practicable after the Effective Time, Parent shall file a registration statement on Form S-3 or Form S-8, as the case may be (or any successor or other appropriate forms), with respect to the Parent Common Stock subject to such ASARCO Stock Options, and shall maintain the effectiveness of such registration statement and the current status of the prospectus or prospectuses contained therein, for so long as such ASARCO Stock Options remain outstanding.

                   (d) Parent and its Subsidiaries and affiliates agree to honor in accordance with their terms the ASARCO Employee Benefit Plans, including, without limitation, any rights or benefits arising thereunder as a result of the transactions contemplated by this Agreement (either alone or in combination with any other event).

It is the intention of the parties hereto that, for a period of one year from the Effective Time, Parent and its Subsidiaries continue to maintain the ASARCO Employee Benefit Plans, in each case in accordance with their terms as in effect at the Effective Time, with only such amendments as are required by applicable Law or permitted by the terms thereof as in effect at the Effective Time, and which do not adversely affect the rights of participants (or their beneficiaries) thereunder.

                   (e) Parent shall take, and shall cause the ASARCO Surviving Corporation and its Subsidiaries and all other affiliates of Parent to take, the following actions: (i) waive any limitations regarding pre-existing conditions and eligibility waiting periods under any welfare or other employee benefit plan maintained by any of them for the benefit of employees of ASARCO or any of its Subsidiaries immediately prior to the Effective Time (the "ASARCO Employees") or in which ASARCO Employees participate after the Effective Time, (ii) provide each ASARCO Employee with credit for any co-payments and deductibles paid prior to the Effective Time for the calendar year in which the Effective Time occurs, in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time, and (iii) for all purposes under all compensation and benefit plans and policies applicable to ASARCO Employees, treat all service by ASARCO Employees with ASARCO or any of its Subsidiaries or affiliates before the Effective Time as service with Parent and its Subsidiaries and affiliates.

                   (f) As of the Effective Time, Parent shall guarantee the performance of the employment contracts and ASARCO Employee Benefit Plans in accordance with their respective terms and the terms of this Agreement.

                   (g) The parties hereto agree that the transactions contemplated by this Agreement shall constitute a "change of control" for purposes of the ASARCO Employee Benefit Plans.

                   Section 5.6  Filings; Other Action.

                   (a) Subject to the terms and conditions herein provided, Parent and ASARCO shall (i) promptly make all filings necessary in connection with their respective Required Statutory Approvals and (ii) use reasonable best efforts to cooperate with one another in (y) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party or other governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby and thereby and (z) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals, including such party's Required Third Party Consents. The parties shall cooperate with one another in connection with the making of all such filings, including providing copies of all such documents to the non -filing or non-submitting party and its advisors prior to filing or otherwise submitting.

                   (b) (i) Without limiting the generality of the undertakings of Parent and ASARCO pursuant to Section 5.6(a), Parent agrees to obtain the expiration or termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") (which approval has already been obtained), and applicable foreign Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, restraint of trade or limitation of competition (collectively, "Antitrust Laws"), which obligation shall be unconditional and shall be not be qualified by best efforts (regardless of whether fulfillment of such obligation would have a Material Adverse Effect on Parent or ASARCO). The existence of the conditions set forth in Sections 6.1(a) shall not limit or diminish Parent's obligations pursuant to the foregoing sentence or relieve Parent of any liability or damages that may result from its breach of its obligations under this Section 5.6(b)(i) (nor limit the obligations of ASARCO pursuant to the following sentence or relieve ASARCO of any liability or damages that may result from its breach of obligations under this Section 5.6(b)(i)). In connection with the foregoing, ASARCO will cooperate with and assist Parent, and, with respect to matters that are within its power or control will use its reasonable best efforts to promptly (i) take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable Antitrust Laws to consummate the transactions contemplated by this Agreement as soon as practicable, including, without limitation, preparing and filing as promptly as practicable all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and
(ii) obtain and maintain all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any third party that are necessary, proper or advisable to consummate the ASARCO Merger and the other transactions contemplated by this Agreement. At Parent's request, ASARCO will commit to and implement any divestiture, hold separate or similar transaction or action with respect to any asset or business of ASARCO, which commitment and implementation may, at ASARCO's option, be conditioned upon and effective as of the Effective Time. Subject to applicable Laws relating to the exchange of information, the Parent and ASARCO shall have the right to review in advance, and to the extent practicable each will consult with the other on, all the information relating to their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party and/or any Governmental Entity in connection with the ASARCO Merger and the other transactions contemplated by this Agreement.

          (ii) In furtherance and not in limitation of the foregoing, and to the extent that any such action has not heretofore been taken or completed, each of Parent and ASARCO agrees to (i) make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof, (ii) supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and (iii) complete the review process under the HSR Act to permit the consummation of the ASARCO Merger including, but not limited to, causing the expiration of termination of the applicable waiting periods under the HSR Act as soon as practicable.

                   Section 5.7 Further Assurances. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of each of the parties to this Agreement shall take all such necessary action.

                   Section 5.8 Takeover Statute. If any "fair price," "moratorium," "control share acquisition" or other form of antitakeover statute or regulation shall become applicable to the transactions contemplated hereby, ASARCO and the members of its Board of Directors shall grant such approvals and take such actions as are reasonably necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and otherwise act to eliminate or minimize the effects of such statute or regulation on the transactions contemplated hereby.

                   Section 5.9 No Solicitation by ASARCO.

                   (a) ASARCO shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any ASARCO Takeover Proposal (or reasonably could be expected to lead to a ASARCO Takeover Proposal) or (ii) participate in any discussions or negotiations regarding any ASARCO Takeover Proposal; provided, however, that if the Board of Directors of ASARCO determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to ASARCO's shareholders under applicable Law, ASARCO may, in response to an ASARCO Takeover Proposal which was not solicited by it or which did not otherwise result from a breach of this Section 5.9(a), and subject to providing prior written notice of its decision to take such action to Parent (the "ASARCO Notice") (x) furnish information with respect to ASARCO and its Subsidiaries to any person making an ASARCO Takeover Proposal pursuant to a customary confidentiality agreement (as determined by ASARCO after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such ASARCO Takeover Proposal. For purposes of this Agreement, "ASARCO Takeover Proposal" means any inquiry, proposal or offer (or any improvement, restatement, amendment, renewal or reiteration thereof) from any person relating to any direct or indirect acquisition or purchase of a business or shares of any class of equity securities of ASARCO or any of its Subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning any class of equity securities of ASARCO or any of its Subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving ASARCO or any of its subsidiaries, other than the transactions contemplated by this Agreement.

                   (b) Except as expressly permitted by this Section 5.9, neither the Board of Directors of ASARCO nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to Parent, the recommendation by such Board of Directors or such committee of the ASARCO Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any ASARCO Takeover Proposal, or (iii) cause ASARCO to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "ASARCO Acquisition Agreement") related to any ASARCO Takeover Proposal. Notwithstanding the foregoing, in the event that the Board of Directors of ASARCO receives an ASARCO Takeover Proposal and the Board of Directors of ASARCO determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to ASARCO's shareholders under applicable Law, the Board of Directors of ASARCO may (x) take any of the actions described in clauses (i), (ii) or (iii) above or (y) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause ASARCO to enter into any ASARCO Acquisition Agreement with respect to any ASARCO Takeover Proposal) but only after the fifth business day following Parent's receipt of written notice advising Parent that the Board of Directors of ASARCO is prepared to accept an ASARCO Takeover Proposal, specifying the material terms and conditions of such ASARCO Takeover Proposal and identifying the person making such ASARCO Takeover Proposal.

                   (c) In addition to the obligations of ASARCO set forth in paragraphs (a) and (b) of this Section 5.9, ASARCO shall immediately advise Parent orally and in writing of any request for information or of any ASARCO Takeover Proposal, the material terms and conditions of such request or ASARCO Takeover Proposal and the identity of the person making such request or ASARCO Takeover Proposal. ASARCO will keep Parent reasonably informed of the status and details (including amendments or proposed amend ments) of any such request or ASARCO Takeover Proposal.

                   (d) Nothing contained in this Section 5.9 shall prohibit ASARCO from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to ASARCO's shareholders if, in the good faith judgement of the Board of Directors of ASARCO, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable Law. At the meeting of the ASARCO Board at which this Agreement was considered, authorized and approved, held October 5, 1999, the ASARCO Board unanimously declared it advisable that ASARCO's shareholders adopt and approve this Agreement. Notwithstanding any subsequent determination by the ASARCO Board to change such recommendation, this Agreement shall be submitted to the shareholders of ASARCO at the ASARCO Shareholder Meeting for the purpose of obtaining the ASARCO Shareholder Approval and nothing contained herein shall be deemed to relieve ASARCO of such obligation.

                   Section 5.10 Public Announcements. Parent and ASARCO will consult with and provide each other the reasonable opportunity to review and comment upon any press release prior to the issuance of any press release relating to this Agreement or the transactions contemplated herein and shall not issue any such press release prior to such consultation except as may be required by Law or by obligations pursuant to any listing agreement with any national securities exchange.

                   Section 5.11  Indemnification and Insurance.

                   (a) Parent agrees that all rights to exculpation and indemnification for acts or omissions occurring prior to the Effective Time now existing in favor of the current or former directors or officers (the "ASARCO Indemnified Parties") of ASARCO as provided in its charter or by-laws or in any agreement shall survive the ASARCO Merger and shall continue in full force and effect in accordance with their terms. For six years from the Effective Time, Parent shall indemnify the ASARCO Indemnified Parties to the same extent as such ASARCO Indemnified Parties are entitled to indemnification pursuant to the preceding sentence.

                   (b) For three years from the Effective Time, Parent shall maintain in effect ASARCO's current directors' and officers' liability insurance policy (the "ASARCO Policy"), covering those persons who are covered by the ASARCO Policy (a copy of which has been heretofore delivered to Parent); provided, however, that in no event shall Parent be required to expend in any one year an amount in excess of 150% of the annual premiums to be paid by ASARCO for such insurance, and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding such amount; and provided, further, that Parent may meet its obligations under this paragraph by covering the above people under Parent's insurance policy or policies on the terms described above.

                   Section 5.12 Accountants' "Comfort" Letters. Parent and ASARCO will each use reasonable best efforts to cause to be delivered to each other two letters from their respective independent accountants, one dated a date within two business days before the date of the Registration Statement and one dated a date within two business days before the Effective Time, in form and substance reasonably satisfactory to the recipient and customary in scope for comfort letters delivered by independent accountants in connection with registration statements similar to the Registration Statement.

                   Section 5.13 Additional Reports. Parent and ASARCO shall each furnish to the other copies of any reports of the type referred to in Section
4.5 which it files with the SEC on or after the date hereof, and each of Parent and ASARCO, as the case may be, represents and warrants that as of the respective dates thereof, such reports will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein, in light of the circumstances under which they were made, not misleading. Any unaudited consolidated interim financial statements included in such reports (including any related notes and schedules) will fairly present the financial position of Parent and its consolidated Subsidiaries or ASARCO and its consolidated Subsidiaries, as the case may be, as of the dates thereof and the results of operations and changes in financial position or other information included therein for the periods or as of the date then ended (subject, where appropriate, to normal year-end adjustments), in each case in accordance with past practice and GAAP consistently applied during the periods involved (except as otherwise disclosed in the notes thereto).

                   Section 5.14 Disclosure Schedule Supplements. From time to time after the date of this Agreement and prior to the Effective Time, Parent will promptly supplement or amend the Parent Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the Parent Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of Parent which has been rendered inaccurate thereby. From time to time after the date of this Agreement and prior to the Effective Time, ASARCO will promptly supplement or amend the ASARCO Disclosure Schedule with respect to any matter hereafter arising which, if existing or occurring at or prior to the date of this Agreement, would have been required to be set forth or described in the ASARCO Disclosure Schedule or which is necessary to correct any information in a schedule or in any representation and warranty of ASARCO which has been rendered inaccurate thereby.

                   Section 5.15 Certain Litigation. Each of the parties shall prior to or at the Effective Time cease, terminate and dismiss, with prejudice, any and all actions, proceedings or lawsuits initiated, commenced or filed by such party in connection with (i) the Combination and (ii) Parent's exchange offer dated as of September 3, 1999, as amended, for ASARCO and each of the parties shall use their reasonable best efforts to cause any and all actions, proceedings or lawsuits initiated, commenced or filed by third parties in connection with the transactions in the above (i) and (ii) to cease, terminate or be dismissed, with prejudice.

                   Section 5.16 Shareholder Litigation. Each of Parent and ASARCO shall give the other the reasonable opportunity to participate in the defense of any shareholder litigation against ASARCO or Parent, as applicable, and its directors relating to the transactions contemplated by this Agreement.

                   Section 5.17 Section 16(b). Parent and ASARCO shall take all steps reasonably necessary to cause the transactions contemplated hereby and any other dispositions of equity securities of ASARCO (including derivative securities) or acquisitions of Parent equity securities (including derivative securities) in connection with this Agreement by each individual who is a director or officer of ASARCO to be exempt under Rule 16b-3 promulgated under the Exchange Act.

                   Section 5.18  Change of Control Agreements.

                   ASARCO has change of control employment agreements with the 12 people listed in Section 5.18(a) of the ASARCO Disclosure Schedule which provide certain benefits upon a termination of employment other than for "cause" or for "good reason" following the Effective Time. Parent shall take all appropriate steps necessary to, and will, give reasonable advance notice of its intention to offer employment (including the proposed terms thereof), or not to offer employment, to each of the aforementioned 12 people and will make such offers in the former case, all sufficiently in advance of the Effective Time to afford such offerees reasonable time prior to the Effective Time to decide whether or not to accept the employment offered prior to the Effective Time. ASARCO has previously made written disclosure to Parent for each of such 12 people and for all such people in the aggregate of the total estimated amount payable to such people for all obligations owed to them by ASARCO under all contractual and plan arrangements with such people, assuming that the employment of each such person was terminated effective as of December 31, 1999 (except that specific benefits are calculated as of specified dates set forth in the written disclosure). The parties hereto agree that the transactions contemplated by the Agreement shall constitute a "change of control" for purposes of the change of control employment agreements referred to in this Section 5.18.


                                   ARTICLE VI

                         CONDITIONS TO THE ASARCO MERGER

                 Section 6.1 Conditions to Each Party's Obligation to Effect the ASARCO Merger. The respective obligations of each party to effect the ASARCO Merger shall be subject to the fulfillment at or prior to the Effective Time of the following conditions:

                   (a) The Parent Shareholder Approval and the ASARCO Shareholder Approval shall have been obtained, all in accordance with applicable Law.

                   (b) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or other tribunal or governmental body or authority which prohibits or makes illegal the consummation of the ASARCO Merger substantially on the terms contemplated hereby. In the event any order, decree or injunction shall have been issued, each party shall use its reasonable efforts to remove any such order, decree or injunction.

                   (c) SubA shall have accepted for exchange all shares of ASARCO Common Stock validly tendered and not withdrawn pursuant to the ASARCO Offer; provided, however, that this condition shall not be applicable to the obligations of SubA if, in breach of this Agreement, SubA fails to accept for exchange and exchange any such shares validly tendered and not withdrawn pursuant to the ASARCO Offer.

                                   ARTICLE VII

                        TERMINATION, WAIVER AND AMENDMENT

                   Section 7.1 Termination or Abandonment. This Agreement may be terminated at any time prior to the Effective Time, whether before or after any approval of the matters presented in connection with the ASARCO Merger by the respective shareholders of Parent and ASARCO:

                   (a) by the mutual consent of the Board of Directors of Parent and ASARCO;

                   (b) by either Parent or ASARCO if, without fault of such terminating party, the purchase of ASARCO Common Stock pursuant to the ASARCO Offer shall not have occurred on or before March 31, 2000, which date may be extended by mutual written consent of the parties hereto; or

                   (c) by either Parent or ASARCO if any court of competent jurisdiction or other governmental body shall have issued an order (other than a temporary restraining order), decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the purchase of ASARCO Common Stock pursuant to the ASARCO Offer or the ASARCO Merger, and such order, decree, ruling or other action shall have become final and nonappealable; provided that the party seeking to terminate this Agreement shall have used its reasonable best efforts, subject to Section 5.6, to remove or lift such order, decree or ruling; or any statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits or makes illegal the consummation of the ASARCO Offer or the ASARCO Merger and which, in the case of any such order, injunction or decree, shall have become final and nonappealable; or there shall have been a failure to obtain any required consent or approval under foreign laws or regulations which would prohibit or make the consummation of the ASARCO Offer or the ASARCO Merger illegal or would have a Material Adverse Effect on Parent or on ASARCO.

                   Section 7.2 Termination by Parent. This Agreement may be terminated and the ASARCO Offer and the ASARCO Merger may be abandoned by action of the Board of Directors of Parent, at any time prior to the purchase of ASARCO Common Stock pursuant to the ASARCO Offer, if (a) the ASARCO Board shall withdraw, modify or change its recommendation or approval in respect of this Agreement or the ASARCO Offer in a manner adverse to Parent, (b) the ASARCO Board shall have recommended any proposal other than by Parent in respect of an ASARCO Takeover Proposal, (c) an ASARCO Takeover Proposal other than by Parent shall be publicly disclosed and at the scheduled expiration of the ASARCO Offer the Minimum Tender Condition shall not have been satisfied; provided, that all other conditions to the ASARCO Offer are satisfied, or (d) the condition to the ASARCO Offer described in clause (e) of Annex A hereto shall not have been satisfied within 30 days of notice that such condition has not been satisfied.

                   Section 7.3 Termination by ASARCO. This Agreement may be terminated and the ASARCO Merger may be abandoned by action of the ASARCO Board, at any time prior to the acceptance for payment of shares under the ASARCO Offer, (a) if there shall be a material breach of any of Parent's representations, warranties or covenants hereunder, which breach shall not be cured within ten days of notice thereof, or (b) provided ASARCO is not in breach of any obligation under this Agreement, to allow ASARCO to enter into an agreement in respect of an ASARCO Takeover Proposal (provided that such termination pursuant to this clause (b) shall not be effective unless and until ASARCO shall have paid to Parent the fee described in Section 7.5 hereof and shall have complied with Section 5.9(c) and the notice provisions of Section 5.9(b)).

                   Section 7.4 Effect of Termination. In the event of termination of this Agreement pursuant to Section 7.1, all rights and obligations under this Agreement shall terminate (except for the provisions of Sections 5.2(b) and 8.2), and there shall be no other liability on the part of Parent or ASARCO to the other except liability arising out of a willful and material breach of this Agreement.

                   Section 7.5 Termination Fee. In the event that (i) after the date hereof and prior to the ASARCO Shareholder Meeting an ASARCO Takeover Proposal shall have been made known to ASARCO or any of its Subsidiaries or shall have been made directly to its shareholders generally or any person shall have publicly announced an intention (whether or not conditional) to make an ASARCO Takeover Proposal and thereafter this Agreement is terminated by either Parent or ASARCO pursuant to Section 7.1(b) or (ii) this Agreement is terminated by ASARCO pursuant to Section 7.3(b), then ASARCO shall promptly pay Parent a fee equal to $30 million (the "ASARCO Termination Fee"), payable by wire transfer of same day funds; provided, however, that no ASARCO Termination Fee shall be payable to Parent pursuant to this paragraph unless and until within 18 months of such termination ASARCO or any of its Subsidiaries enters into any ASARCO Acquisition Agreement or consummates any ASARCO Takeover Proposal (for the purposes of the foregoing proviso the terms

"ASARCO Acquisition Agreement" and "ASARCO Takeover Proposal" shall have the meanings assigned to such terms in Section 5.9 (except that the reference to the "acquisition or purchase of a business or shares of any class of equity securities of ASARCO or any of its Subsidiaries" in the definition of "ASARCO Takeover Proposal" in Section 5.9 shall be deemed to be a reference to the "acquisition or purchase of a business that constitutes 20% or more of the net revenues, net income or the assets of ASARCO and its Subsidiaries, taken as a whole, or 20% of any class of equity securities of ASARCO or any of its Subsidiaries," in which event the Termination Fee shall be payable upon the first to occur of such events. ASARCO acknowledges that the agreements contained in this Section 7.5(a) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement; accordingly, if ASARCO fails promptly to pay the ASARCO Termination Fee, and, in order to obtain such payment, Parent commences a suit which results in a judgement against ASARCO for the ASARCO Termination Fee, ASARCO shall pay to Parent its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the ASARCO Termination Fee and the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

                   Section 7.6 Amendment or Supplement. At any time before or after approval of the matters presented in connection with the Combination by the respective shareholders of Parent and ASARCO and prior to the Effective Time, this Agreement may be amended or supplemented in writing by Parent and ASARCO with respect to any of the terms contained in this Agreement; provided, however, that following approval by the shareholders of ASARCO there shall be no amendment or change to the provisions hereof with respect to the ASARCO Merger Consideration as provided herein nor any amendment or change not permitted under applicable Law, without further approval by the shareholders of ASARCO.

                   Section 7.7 Extension of Time, Waiver, Etc. At any time prior to the Effective Time, any party may:

                   (a) extend the time for the performance of any of the obligations or acts of the other party;

                   (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto; or

                   (c) subject to the proviso of Section 7.3 waive compliance with any of the agreements or conditions of the other party contained herein.

Notwithstanding the foregoing no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                  ARTICLE VIII

                                  MISCELLANEOUS

                   Section 8.1 No Survival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the ASARCO Merger.

                   Section 8.2 Expenses. Whether or not the ASARCO Merger is consummated, all costs and expenses incurred in connection with the ASARCO Merger, this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, except that (a)(i) the filing fee in connection with any HSR Act filing or any other Required Statutory Approval,
(ii) the commissions and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with the sale of Excess Shares, (iii) the expenses incurred in connection with the printing and mailing of the Joint Proxy Statement (including SEC filing fees), and (iv) all transfer Taxes, shall be shared equally by Parent and ASARCO.

                   Section 8.3 Counterparts; Effectiveness. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

                   Section 8.4 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws thereof, except to the extent the provisions of this Agreement are expressly governed by or derive their authority from the NJBCA.

                   Section 8.5 Notices. All notices and other communications hereunder shall be in writing (including telecopy or similar writing) and shall be effective (a) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 8.5 and the appropriate telecopy confirmation is received or (b) if given by any other means, when delivered at the address specified in this
Section 8.5:

                   To Parent or SubA:

                            Phelps Dodge Corporation
                            2600 North Central Avenue
                            Phoenix, Arizona 85004-3014

                   copies to:

                            Shearman & Sterling
                            599 Lexington Avenue
                            New York, New York  10022
                            Attention:  David W. Heleniak
                            Telecopy:  (212) 848-7179

                   and
                            Debevoise & Plimpton
                            875 Third Avenue
                            New York, New York  10022
                            Attention:  Michael W. Blair
                            Telecopy:  (212) 909-6836

                   To ASARCO:

                            ASARCO Incorporated
                            180 Maiden Lane
                            New York, New York 10038
                            Attention:  Augustus B. Kinsolving, Esq.
                            Telecopy: (212) 510-1910

                   copy to:

                            Skadden, Arps, Slate, Meagher & Flom LLP
                            919 Third Avenue
                            New York, New York 10022
                            Attention:  J. Michael Schell
                                          Margaret L. Wolff
                            Telecopy:  (212) 735-2000

                   Section 8.6 Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

                   Section 8.7 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

                   Section 8.8 Enforcement of Agreement. The parties hereto agree that money damages or other remedy at law would not be sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by Law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including, without limitation, specific performance, without bond or other security being required.

                   Section 8.9 Entire Agreement; Third-Party Beneficiaries. This Agreement and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof and thereof and, except for the provisions of Section 5.11 hereof, is not intended to and shall not confer upon any person other than the parties hereto any rights or remedies hereunder.

                   Section 8.10 Headings. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

                   Section 8.11 Definitions. References in this Agreement to "Subsidiaries" of any person shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by such person. References in this Agreement to "Significant Subsidiaries" shall mean Subsidiaries which constitute "significant subsidiaries" under

Rule 405 promulgated by the SEC under the Securities Act. References in this Agreement (except as specifically otherwise defined) to "affiliates" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership of other ownership interests, by contract or otherwise. References in the Agreement to "person" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority. Notwithstanding the foregoing, Parent shall not be deemed to be an "affiliate" or a "Subsidiary" of ASARCO.

                   Section 8.12 Finders or Brokers. Except for Morgan Stanley & Co. Incorporated with respect to Parent, a copy of whose engagement agreement has been or will be provided to ASARCO, and Credit Suisse First Boston Corporation with respect to ASARCO, a copy of whose engagement agreement has been or will be provided to Parent, neither Parent nor ASARCO nor any of their respective Subsidiaries has employed any investment banker, broker, finder or intermediary in connection with the transactions contemplated hereby who might be entitled to any fee or any commission in connection with or upon consummation of the ASARCO Merger.

                   IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

                                     PHELPS DODGE CORPORATION

                                     By:   /s/ D. C. Yearley
                                          -------------------------------
                                          Name: Douglas C. Yearley
                                          Title:  Chairman & CEO


                                     AAV ACQUISITION CORP.


                                     By:   /s/ D. C. Yearley
                                          -------------------------------
                                           Name: Douglas C. Yearley
                                           Title: Chairman


                                     ASARCO INCORPORATED


                                     By:    /s/ Francis R. McAllister
                                          -------------------------------
                                            Name: Francis R. McAllister
                                            Title: Chairman and Chief Executive
                                            Officer

                                                                         ANNEX A


                         Conditions to the ASARCO Offer

                   Notwithstanding any other provision of the ASARCO Offer, Parent and the Purchaser shall not be required to accept for exchange or exchange any ASARCO Common Stock, may postpone the acceptance for exchange of or exchange for tendered ASARCO Common Stock, and, subject to the terms of the Merger Agreement, may, terminate or amend the Offer as to any ASARCO Common Stock not then exchanged (a) if at the Expiration Date, any of the Minimum Condition or the Phelps Dodge Stockholder Approval Condition (as defined in the Prospectus dated September 22, 1999 relating to the Offer by Phelps Dodge for shares of ASARCO Common Stock) has not been satisfied or (b) if on or after October 5, 1999 and at or prior to the Expiration Date, any of our other conditions are not satisfied. The conditions are as follows:

                   (a) The shares of our common stock which shall be issued to ASARCO stockholders in the ASARCO Offer and the ASARCO Merger have been authorized for listing on the NYSE, subject to official notice of issuance;

                   (b) Registration Statement No. 333-86063 and any post-effective amendments thereto shall be effective under the Securities Act, and no stop order suspending the effectiveness of the Registration Statement shall have been issued nor shall there have been proceedings for that purpose initiated or threatened by the SEC and we shall have received all necessary state securities law or "blue sky" authorizations;

                   (c) No temporary restraining order, preliminary or permanent injunction or other order or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Offer or any of the other transactions contemplated by the Prospectus dated September 22, 1999 (the "Prospectus") shall be in effect; no statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any court, administrative agency or commission or other governmental authority or instrumentality which prohibits, or makes illegal the consummation of our Offer; nor shall there have been a failure to obtain any required consent or approval under foreign laws or regulations which prohibit or would make the consummation of the ASARCO Offer illegal or would have a Material Adverse Effect on Parent or on ASARCO;

                   (d) There shall not have been after the date of this Agreement any (i) amendment of the Code, (ii) amendment or adoption of final or temporary Treasury Regulations under the Code, (iii) Internal Revenue Service revenue ruling, revenue procedures, technical advice memorandum or notices, or
(iv) final decision of a court of competent jurisdiction, in each case that would be inconsistent with the ASARCO Merger qualifying as a reorganization under Section 368(a) of the Code; and

                   (e) The representations and warranties of ASARCO in this Agreement shall be true and correct (without giving effect to any qualification as to "materiality" or "Material Adverse Effect" set forth therein) as of the date of the Agreement and as of the expiration date as though made on and as of the date of the Agreement and the Expiration Date except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate a Material Adverse Effect on ASARCO; and ASARCO shall have performed or complied in all material respects with all the material agreements and covenants required by this Agreement.

                   The foregoing conditions are solely for benefit of Parent and the Purchaser and Parent and the Purchaser may assert them regardless of the circumstances giving rise to any such conditions (including any action or inaction by Parent and the Purchaser). The determination as to whether any condition has been satisfied shall be deemed a continuing right which may be asserted at any time and from time to time. Notwithstanding the fact that Parent and the Purchaser reserve the right to assert the failure of a condition following acceptance for exchange but prior to exchange in order to delay exchange or cancel its obligation to exchange properly tendered ASARCO Common Stock, Parent and the Purchaser will either promptly exchange such ASARCO Common Stock or promptly return such ASARCO Common Stock.


                                       A-2